Exhibit 4.2

AGENCY AGREEMENT

July 31, 2020

New Found Gold Corp.

Suite 1430 – 800 West Pender Street

Vancouver, British Columbia V6C 2V6

Attention: Craig Roberts, CEO

Ladies and Gentlemen:

The undersigned, Canaccord Genuity Corp. (“Canaccord Genuity”) and BMO Nesbitt Burns Inc. (together with Canaccord Genuity, the “Co-lead Agents”), and Desjardins Securities Inc. (together with the Co-lead Agents, the “Agents”, and each individually, an “Agent”) understand that New Found Gold Corp. (the “Company”) proposes to issue and sell a minimum of 11,538,462 a maximum of 21,000,000 common shares of the Company (the “Offered Shares”) at a price of $1.30 per common share (the “Offering Price”) for minimum gross proceeds of $15,000,000 and maximum gross proceeds of up to $27,300,000 (in each case prior to giving effect to the Over-Allotment Option). The Securities (as defined below), shall have the material attributes described in and contemplated by the Final Prospectus (as defined below) dated the date hereof, executed concurrently with the execution and delivery of this agency agreement (the “Agreement”).

Upon and subject to the terms and conditions set forth herein, the Agents hereby agree to act, and upon acceptance hereof the Company hereby appoints the Agents, as the Company’s exclusive agents to offer for sale, in the respective percentages set forth in Section 24, on a “best efforts” agency basis, without underwriter liability, the Offered Shares and to arrange for Purchasers (as defined herein) resident in the Selling Jurisdictions (as defined herein) where the Offered Shares may be lawfully offered and sold, provided that any Offered Shares offered or sold in any jurisdictions outside of Canada are lawfully offered and sold on a basis exempt from the prospectus, registration or similar requirements of any such jurisdictions, including continuous disclosure obligations. It is understood and agreed that the Agents are under no obligation to purchase any of the Securities.

The Securities will be offered and sold in the Qualifying Jurisdictions (as defined below) pursuant to the Final Prospectus and in the United States without being registered under the 1933 Act (as defined below) in reliance on exemptions from the registration requirements of the 1933 Act and in other jurisdictions on a prospectus or registration exempt basis. The Agents will distribute the Securities in Canada pursuant to the Final Prospectus and in the United States in accordance with Regulation S (as defined below). All offers and sales of the Securities in the United States shall be made through a U.S. Affiliate (as defined below) of an Agent, and all shall be made to Qualified Institutional Buyers (as defined below) in accordance with all applicable United States Securities Laws.

In addition, the Company hereby grants to the Agents an option (the “Over-Allotment Option”) to offer and sell that number of common shares of the Company that is equal to 15% of the number of Offered Shares (the “Additional Shares”), at the same price of $1.30 per Additional Share. The Over-Allotment Option is exercisable, in whole or in part, up to and including the date that is 30 days following the Closing Date (as defined herein), all as more particularly described in Section 18.

1.                         Definitions and Interpretation

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“1940 Act” means the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder;

“Additional Shares” has the meaning given to it above;

“affiliate” has the meaning given to it in NI 45-106;

“Agent” or “Agents” have the respective meanings given to them above;

“Agents’ Commission” has the meaning given to it in Section 14;

“Agents’ Information” means information and statements relating solely to the Agents which have been provided by the Agents to the Company for use in any Offering Document;

“Agreement” has the meaning given to it above;

“Alternative Transaction” means any of: (i) an issuance of new equity securities by the Company that raises net cash proceeds to the Company of no less than $5,000,000, or (ii) a transaction or series of transactions whereby any person acquires not less than 50% of the then outstanding shares of the Company by means of a take-over bid, arrangement or other business combination.

“Alternative Transaction Fee” has the meaning given to it in Section 20(a).

“Alternative Transaction Notification” has the meaning given to it in Section 20(a).

“articles” means the articles of the Company;

“Broker Warrants” has the meaning given to it in Section 14(a)(ii);

“Business Day” means any day, other than a Saturday or Sunday, on which chartered banks in Toronto, Ontario and Vancouver, British Columbia are open for business;

“Canadian Securities Laws” means, collectively, all applicable securities laws in each of the Qualifying Jurisdictions, as applicable, and the respective rules, regulations, blanket orders and rulings under such laws together with applicable published policies, policy statements, instruments and notices of the Canadian Securities Regulators;

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions and “Canadian Securities Regulator” means any one of them;

“Claims” has the meaning given to it in Section 21(a);

“Closing” means the completion of the issue and sale by the Company of the Offered Shares pursuant to this Agreement;

“Closing Date” means August 11, 2020 or such other date as the Company and the Agents may agree upon in writing or as may be changed pursuant to Section 11, which in any event shall not be later than September 11, 2020;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date;

“Co-lead Agents” has the meaning given to it above;

“Company” has the meaning given to it above;

“Company Contracts” has the meaning given to it in Section 9(u);

“Company Projects” collectively, mean the (i) Queensway Gold Project; (ii) the Lucky Strike Project in Kirkland Lake, Ontario; and (iii) the Company’s portfolio of mining and royalty interests throughout northeastern Ontario;

“comparables” has the meaning given to it in NI 41-101;

“distribution” has the meaning given to it in the Securities Act (Ontario);

“Employee Plans” means any (i) pension, retirement, deferred compensation, savings, profit-sharing, stock option, stock purchase, bonus, incentive, vacation pay, severance pay, supplemental unemployment benefit, employee assistance, death benefit or other employee or post-retirement benefit plan, trust, arrangement, contract, agreement, policy or commitment (including any arrangement to provide pension benefits in excess of the maximum amounts which are allowed under the Income Tax Act (Canada) to be provided through a registered pension plan) from which present or former employees, officers and directors, individuals working on contract with the Company or individuals providing services to the Company of a kind normally performed by employees benefit or have the potential to benefit, or (ii) group or individual insurance policy or coverage (including self-insured coverage) for accident and sickness or life insurance (including any individual insurance policy under which any present or former employee, officer or director of the Company, as applicable, is the named insured and as to which the Company makes premium payments, whether or not the Company is the owner, beneficiary or both of that policy), or other insured or covered expense reimbursement coverage, from which present or former employees, officers or directors of the Company benefit or have the potential to benefit;

“Environmental Laws” has the meaning given to it in Section 9(fff);

“Final Prospectus” means the final prospectus of the Company to be filed in accordance with Section 2 relating to the distribution of the Securities, including all documents included or incorporated by reference therein;

“Financial Information” means the information under the headings “Prospectus Summary – Selected Financial Information”, “Consolidated Capitalization”, and Schedules A , B, C, and D of the Final Prospectus;

“Financial Statements” means the Company’s audited consolidated financial statements for the year ended December 31, 2019 and the year ended December 31, 2018 attached as Schedule A to the Final Prospectus and the Company’s unaudited condensed interim consolidated financial statements for the three months ended March 31, 2020 and 2019 attached as Schedule C to the Final Prospectus;

“Governmental Authority” means governments, regulatory authorities, governmental departments, agencies, stock exchanges, commissions, bureaus, officials, ministers, crown corporations, courts, bodies, boards, tribunals or dispute settlement panels or other law, rule or regulation-making organizations or entities (i) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them, or (ii) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

“Governmental Licenses” has the meaning given to it in Section 9(nn);

“Hazardous Materials” has the meaning given to it in Section 9(fff);

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board and as adopted by the Canadian Institute of Chartered Accountants;

“Indemnified Party” has the meaning given to it in Section 21;

“Intellectual Property” has the meaning given to it in Section 9(jj);

“Knowledge” means the actual knowledge of Colin Kettell, Craig Roberts, Denis Laviolette, Greg Matheson, Michael Kanevsky and Ken Rattee, after reasonable enquiry;

“Lien” means any mortgage, charge, pledge, hypothec, claim, security interest, assignment, lien (statutory or otherwise), defect, restriction on transfer, restrictive covenant or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation, or any contract or agreement to create any of the foregoing;

“Marketing Materials Amendment” means any revised template version of any marketing materials (in both English and French languages unless the context indicates otherwise) provided to potential investors in connection with the distribution of Securities;

“marketing materials” has the meaning given to it in NI 41-101;

“Material Adverse Effect” or “Material Adverse Change” means any fact, effect, change, event, occurrence, or any development involving a change, that (i) is or is reasonably likely to be materially adverse to the results of operations, financial condition, assets, properties, capital, liabilities (contingent or otherwise), cash flows, income or business operations of the Company taken as a whole and as a going concern, or (ii) would result in the Final Prospectus, the U.S. Offering Memorandum or any Offering Document Amendment containing a misrepresentation;

“material change” has the meaning given to it in the Securities Act (Ontario);

“material fact” has the meaning given to it in the Securities Act (Ontario);

“Mining Claims” has the meaning given to it in Section 9(qq);

“misrepresentation” has the meaning given to it in the Securities Act (Ontario);

“NCI System” has the meaning given to it in Section 15(b);

“notice” has the meaning given to it in Section 32;

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements;

“NI 43-101” means National Instrument 43-101 - Standards of Disclosure for Mineral Projects;

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions;

“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings;

“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

“Offered Shares” has the meaning given to it above;

“Offering” means the initial public offering of the Securities;

“Offering Documents” means the Preliminary Prospectus, the Final Prospectus, the U.S. Offering Memorandum and any Offering Document Amendment;

“Offering Document Amendment” means any Prospectus Amendment or Offering Memorandum Amendment;

“Offering Memorandum Amendment” means any amendment to the U.S. Offering Memorandum;

“Offering Price” has the meaning given to it above;

“Option Closing” means the completion of the sale by the Company of the Additional Shares pursuant to this Agreement;

“Option Closing Date” means the date, not earlier than the Closing Date or later than 30 days following the Closing Date, for an Option Closing as set out in the Over-Allotment Option Notice;

“Option Closing Time” means 8:00 a.m. (Toronto time) on the Option Closing Date;

“Over-Allotment Option” has the meaning given to it above;

“Over-Allotment Option Notice” has the meaning given to it above;

“Passport System” means the procedures provided for under Multilateral Instrument 11- 102 – Passport System and NP 11-202;

“person” means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association or joint venture;

“Preliminary Prospectus” means the preliminary prospectus prepared by the Company dated June 23, 2020 relating to the distribution of the Securities in the Qualifying Jurisdictions, including all documents included or incorporated therein;

“President’s List Sales” has the meaning given to it in Section 14(a)(i);

“Prospectus Amendment” means any amendment to the Final Prospectus;

“provide” or “provided”, in the context of sending or making available marketing materials to a potential purchaser of Securities, has the meaning given to it in NI 41-101;

“Qualified Institutional Buyer” has the meaning given to it under Rule 144A;

“Qualifying Jurisdictions” means all of the provinces of Alberta, British Columbia and Ontario;

“Queensway Gold Project” means the Company’s Queensway Project located in Newfoundland, Canada.

“Regulation S” means Regulation S under the 1933 Act;

“Release” means the spilling, leaking, emptying, dumping, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release whether intentional or unintentional, of any Hazardous Material;

“Returns” has the meaning given to it in Section 9(ggg);

“Roadshow Launch” has the meaning given to it in Section 20(a);

“Rule 144A” means Rule 144A under the 1933 Act;

“Sanctions” has the meaning given to it in Section 9(ii);

“SEC” means the United States Securities and Exchange Commission;

“Securities” means, collectively, the Offered Shares and the Additional Shares;

“Selling Firm” has the meaning given to it in Section 4(a);

“subsidiary” has the meaning given to it in the Securities Act (Ontario);

“Technical Report” means the report entitled “Amended and Restated Technical Report on the Queensway Gold Project, Newfoundland, Canada” with an effective date of July 15, 2020, prepared by Dawn Evans-Lamswood, M.Sc., P.Geo of DEL Exploration in accordance with NI 43-101;

“template version” has the meaning given to it in NI 41-101 and includes any revised template version of marketing materials as contemplated in NI 41-101;

“Transfer Agent” means Computershare Investor Services Inc., at its principal office in Vancouver, British Columbia;

“TSX-V” means the TSX Venture Exchange;

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“United States Securities Laws” means United States federal and applicable state securities laws;

“U.S. Affiliate” means the U.S. registered broker-dealer affiliate of an Agent; and

“U.S. Offering Memorandum” means each preliminary and final U.S. private placement memorandum (which shall include the Preliminary Prospectus, and the Final Prospectus, respectively, as well as a Prospectus Amendment, if any) used to make offers and sales of the Securities in the United States to Qualified Institutional Buyers.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. Reference to “Sections” or “Schedules” are to the appropriate Section or Schedule of this Agreement.

All references to “dollars” or “$” are to Canadian dollars, unless otherwise expressly stipulated. The schedules to this Agreement are incorporated by reference in, and form an integral part of, this Agreement for all purposes of it.

The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Any reference to “this Agreement” means this Agreement as amended, modified, replaced or supplemented from time to time.

2.                         Compliance with Securities Laws

The Company represents and warrants to the Agents that the Company has prepared and filed the Preliminary Prospectus with the Canadian Securities Regulators and has obtained a receipt from the British Columbia Securities Commission for the Preliminary Prospectus and, pursuant to MI 11-102, a receipt for the Preliminary Prospectus is deemed to have been issued by the Canadian Securities Regulators in each of the other Qualifying Jurisdictions. The Company covenants with the Agents that it shall have, by no later than 5:00 p.m. (Vancouver time) on July 31, 2020 (or such later date as may be determined by the Company and the Co-lead Agents), prepared and filed a Final Prospectus in a form approved by the Company and the Agents, acting reasonably, and shall use its commercially reasonable efforts to obtain a receipt from the British Columbia Securities Commission for the Final Prospectus and, pursuant to MI 11-102, a receipt for the Final Prospectus from the Canadian Securities Regulators in each of the other Qualifying Jurisdictions, other than Ontario. The Company will promptly fulfill and comply with, to the satisfaction of the Agents, acting reasonably, the Canadian Securities Laws and United States Securities Laws required to be fulfilled or complied with by the Company to enable the Securities to be lawfully distributed to the public in the Qualifying Jurisdictions through the Agents or their respective affiliates or any other investment dealers or brokers registered in such jurisdictions in a category permitting them to distribute the Securities under Canadian Securities Laws applicable in such jurisdictions.

3.                         Due Diligence

Prior to the filing of the Final Prospectus, the Company shall permit the Agents to review and participate in the preparation of the Final Prospectus and shall allow each of the Agents to conduct any due diligence investigations which any of them reasonably requires in order to fulfill its obligations as an agent under the Canadian Securities Laws in order to enable it to responsibly execute the certificate in the Final Prospectus required to be executed by it. Up to the later of the Closing Date (including any Option Closing Date) and the date of completion of the distribution of the Securities, the Company shall allow each of the Agents and their U.S. Affiliates to conduct any due diligence investigations that any of them reasonably requires in order to confirm as at any such date that they continue to have reasonable grounds for the belief that (i) the Final Prospectus and any Prospectus Amendment do not contain a misrepresentation, and (2) the U.S. Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, within the meaning of United States Securities Laws, in each case as at such date or as at the date of such Final Prospectus, any Prospectus Amendment or the U.S. Offering Memorandum.

4.                         Distribution and Certain Obligations of the Agents

(a)	The Company agrees that the Agents will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Securities. The Agents shall, and shall require any such dealer or broker, other than the Agents, with which the Agents have a contractual relationship in respect of the distribution of the Securities (a “Selling Firm”) to, comply with applicable Canadian Securities Laws and United States Securities Laws in connection with the distribution of the Securities and shall offer the Securities for sale to the public directly and through the Selling Firms upon the terms and conditions (including the offer price) set out in the Final Prospectus, any Prospectus Amendment and this Agreement. The Agents shall, and shall require any Selling Firm to, offer for sale to the public and sell the Securities only in those jurisdictions where the Securities may be lawfully offered for sale or sold.

(b)	The Agents shall, and shall require any Selling Firm to agree to, observe and distribute the Securities in a manner that complies with all applicable laws and regulations (including in connection with offers and sales in the United States) in each jurisdiction into and from which they may offer to sell the Securities or distribute the Final Prospectus or the U.S. Offering Memorandum, as applicable, in connection with the distribution of the Securities and will not, and will require any Selling Firm not to, directly or indirectly, offer, sell or deliver any Securities, the Final Prospectus or the U.S. Offering Memorandum, or any other document (including, for greater certainty, the marketing materials) to any person in any jurisdiction, except in a manner which will not require the Company to comply with the registration, prospectus, continuous disclosure, filing or other similar requirements under the applicable securities laws of any jurisdictions (other than the Qualifying Jurisdictions).

(c)	Notwithstanding the foregoing, the Company acknowledges and agrees that the Agents are acting severally and not jointly (nor jointly and severally) in performing their respective obligations under this Agreement (including obligations under any Schedules to this Agreement) and no Agents shall be liable for any act, omission or conduct by any other Agent or Selling Firm appointed by any other Agent.

(d)	For the purposes of this Section 3, the Agents shall be entitled to assume that the Securities are qualified for distribution in any Qualifying Jurisdiction where a receipt or similar document for the Final Prospectus shall have been obtained, or deemed to have been obtained, from the applicable Canadian Securities Regulator following the filing of the Final Prospectus in each of the Qualifying Jurisdictions.

(e)	The Agents will use best efforts to cause the distribution of the Securities to occur in such a manner that the minimum distribution requirements for the initial listing and posting for trading of the Securities on the TSX-V are satisfied. The Agents will provide the TSX-V with the information required by the TSX-V setting forth the anticipated distribution of the Offering based upon subscriptions for the Securities received as of the date of the date requested by the Company.

5.                         United States Offers and Sales

The Company and the Agents agree that Schedule A to this Agreement, entitled “United States Offers and Sales”, is incorporated by reference in, and shall form part of, this Agreement. Any offer or sale of the Securities in the United States will be made in accordance with Schedule A and each Agent will require this undertaking to be contained in any agreements among the Selling Firms. Any offer and sale of the Securities in the United States shall be made by the Company to Qualified Institutional Buyers in compliance with the 1933 Act and in accordance with the terms and conditions set out in Schedule A hereto.

6.                         Marketing Materials

(a)	In connection with the distribution of the Securities:

(i)	the Company shall prepare, in consultation with the Co-lead Agents, and approve in writing, prior to the time the marketing materials are provided to potential investors, a template version of the marketing materials reasonably requested to be provided by the Agents to any potential investor; such marketing materials shall comply with Canadian Securities Laws and be acceptable in form and substance to the Agents, acting reasonably, and such template version shall be approved in writing by the Co-lead Agents, on behalf of all of the Agents, prior to the time the marketing materials are provided to potential investors;

(ii)	the Company shall file the template version of the marketing materials referred to in paragraph 6(a)(i) above with the Canadian Securities Regulators as soon as reasonably practicable after the template version of the marketing materials is so approved in writing by the Company and by the Co-lead Agents, on behalf of all of the Agents, and in any event on or before the day the marketing materials are first provided to any potential investor; and

(iii)	any comparables shall be redacted from the template version of the marketing materials and such redactions shall be made in compliance with the related requirements of NI 41-101 prior to filing such template version with the Canadian Securities Regulators and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Canadian Securities Regulators by the Company as required by Canadian Securities Laws.

(b)	Following the approvals and filings set forth in the foregoing paragraphs, the Agents may provide the marketing materials to potential investors to the extent permitted by Canadian Securities Laws and applicable United States Securities Laws.

(c)	The Company shall prepare and file a Marketing Materials Amendment provided to potential investors in connection with the offering of the Securities where required under Canadian Securities Laws, and the foregoing paragraphs above shall also apply to such revised template version.

(d)	No Agent will be liable under this Section 6 with respect to a default by any of the other Agents or a Selling Firm appointed by any of the other Agents.

7.                         Delivery of Documents

(a)	At or prior to the time of filing the Final Prospectus, the Company shall deliver or cause to be delivered to the Agents and the Agents’ counsel, at the respective times indicated, the following documents:

(i)	a copy of the Preliminary Prospectus, the Final Prospectus, and any Prospectus Amendment in each case in the English language, signed and certified by the Company as required by the Canadian Securities Laws applicable in the Qualifying Jurisdictions;

(ii)	a copy of each U.S. Offering Memorandum;

(iii)	a copy of any other document required to be filed by the Company under Canadian Securities Laws in connection with the Offering, including without limitation any marketing materials and template versions thereof;

(iv)	a “long-form” comfort letter of DNTW Toronto LLP dated the date of the Final Prospectus (with the requisite procedures to be completed by such auditors no earlier than two Business Days prior to the date of the Final Prospectus) addressed to the Agents and the directors of the Company, in form and substance satisfactory to the Agents, acting reasonably, with respect to certain financial and accounting information relating to the Company contained or incorporated by reference in the Final Prospectus, which letter shall be in addition to the auditors’ report contained in the Final Prospectus and any auditors’ comfort letters addressed to the Canadian

Securities Regulators; and

(v)	a copy of the letter from the TSX-V advising the Company that conditional approval of the listing of the common shares of the Company (including all of the Securities) has been granted by the TSX-V, subject only to the satisfaction of the customary conditions set out therein.

(b)	During the period from the date of this Agreement until the later of the Closing Date and the date of completion of distribution of the Securities under the Final Prospectus:

(i)	in the event that the Company is required by Canadian Securities Laws (as a result of a change in Canadian Securities Laws or otherwise) to prepare and file a Prospectus Amendment or a Marketing Materials Amendment, the Company shall prepare and deliver promptly to the Agents signed and certified (other than by the Agents) copies of such Prospectus Amendment or Marketing Materials Amendment. Concurrently with the delivery of any Prospectus Amendment, the Company shall deliver to the Agents, with respect to such Prospectus Amendment, documents similar to those referred to in Sections 7(a)(iv), and in connection with any such Prospectus Amendment, shall prepare and deliver to the Agents a corresponding Offering Memorandum Amendment; and

(ii)	in the event that the Company is required by United States Securities Laws (as a result of a change in United States Securities Laws or otherwise) to prepare and file an Offering Memorandum Amendment, the Company shall prepare and deliver promptly to the Agents such Offering Memorandum Amendment.

(c)	The Company shall permit the Agents to review and participate in the preparation of any Offering Document Amendment or Marketing Materials Amendment, it being understood and agreed that no Prospectus Amendment or Marketing Materials Amendment will be filed with any Canadian Securities Regulator, and no Offering Memorandum Amendment distributed, without first obtaining the approval of the Agents and their counsel, after consultation with the Agents with respect to the form and content thereof.

8.	Representations and Warranties of the Company as to the Prospectus and Prospectus Amendments

(a)	Filing of the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment shall constitute a representation and warranty by the Company to the Agents and the U.S. Affiliates that, as at their respective dates:

(i)	the information and statements (except for the Agents’ Information) contained in the Preliminary Prospectus, the Final Prospectus, the U.S. Offering Memorandum and any Prospectus Amendment and Offering Memorandum Amendment (A) are true and correct in all material respects, (B) contain no misrepresentation and (C) constitute full, true and plain disclosure of all material facts relating to the Company and the Securities as required by Canadian Securities Laws;

(ii)	except with respect to any Agents’ Information, each such document complies with all applicable requirements of Canadian Securities Laws in all material respects; and

(iii)	the statistical and market-related data included in the Preliminary Prospectus, the Final Prospectus, the U.S. Offering Memorandum and any Prospectus Amendment or Offering Memorandum Amendment are based on or derived from sources that are believed by the Company to be reliable and accurate in all material respects and the Company has obtained the consent to the use of such data or information from such sources to the extent required.

Such filings shall also constitute the Company’s consent to the Agents’ use of the Preliminary

Prospectus, the Final Prospectus, any Prospectus Amendment, the marketing materials and any Marketing Materials Amendment in connection with the distribution of the Securities in the Qualifying Jurisdictions in compliance with this Agreement and applicable Canadian Securities Laws and the use of the U.S. Offering Memorandum for offers and sales of the Securities, if any, in the United States to Qualified Institutional Buyers.

9.       Additional Representations, Warranties and Covenants of the Company

The Company represents, warrants and covenants to the Agents and the U.S. Affiliates, and acknowledges that the Agents and the U.S. Affiliates are relying upon such representations, warranties and covenants in entering into the transaction contemplated hereby, that:

(a)	since the respective dates as of which information is given in the Final Prospectus or any Prospectus Amendment, except as otherwise stated therein, (i) there has been no Material Adverse Change; (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares;

(b)	the Company has been duly incorporated and is existing as a corporation and in good standing under the laws of its jurisdiction of incorporation;

(c)	the Company has the corporate power and authority to own, lease and operate its properties and assets (including licenses and other similar rights) and to conduct its business as described in the Final Prospectus and any Prospectus Amendment, and is registered to transact business and is in good standing under the laws of all jurisdictions in which its business is carried on or in which it owns or leases properties, except where the failure to be registered to transact business or in good standing would not have a Material Adverse Effect;

(d)	the Company does not have any subsidiaries;

(e)	the Company owns 6,944,444 common shares of Novo Resources Corp. free and clear of any Lien. The Company has no other direct or indirect material investment or proposed material investment in any person;

(f)	at the Closing Time, the Company will have an authorized share capital consisting of an unlimited number of common shares of which an aggregate of 117,800,231 common shares will be issued and outstanding immediately prior to Closing. Except as described in the Final Prospectus, no person, firm or company has, or will have at the Closing Time, any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company of any unissued shares of the Company or any right to convert any obligation into any shares of the Company, or for the purchase or acquisition of material assets or property of any kind of the Company. All of the issued and outstanding common shares (including the Offered Shares and any Additional Shares) to be issued and outstanding immediately following the Closing Time will by the Closing Time have been duly and validly authorized and issued as fully paid and non-assessable shares of the Company, and none of the outstanding common shares of the Company will be issued in violation of any pre-emptive or similar right of any securityholder of the Company;

(g)	at the date hereof, there are 8,840,000 stock options of the Company issued and outstanding, each exercisable to acquire one common share of the Company. At the Closing Time, there will be (i) 8,840,000 stock options of the Company issued and outstanding, each exercisable to acquire one common share of the Company;

(h)	at the date hereof, there are 4,107,864 common share purchase warrants of the Company issued and outstanding, each exercisable to acquire one common share of the Company. At the Closing Time, there will be (i) 107,864 common share purchase warrants of the Company issued and outstanding, each exercisable to acquire one common share of the Company

(i)	the Company has the requisite corporate power, authority and capacity to enter into this Agreement, and to perform its obligations hereunder;

(j)	this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of general equitable principles, including the limitation that rights of indemnity, contribution and waiver may be limited by applicable laws;

(k)	the rights, privileges, restrictions, conditions and other terms attaching to the common shares of the Company will, at the Closing Time, conform in all material respects to the description thereof contained in the Final Prospectus;

(l)	the Financial Statements contained in the Final Prospectus have been prepared in conformity with IFRS, consistently applied throughout the periods involved, and comply as to form in all material respects with the applicable accounting requirements of Canadian Securities Laws. Such Financial Statements present fairly in all material respects the financial position, financial performance and cash flows of the Company as at the dates and for the periods of such Financial Statements. The other Financial Information included in the Final Prospectus presents fairly in all material respects the information shown therein and, other than those aspects of the non-IFRS measures and industry metrics that are not derived from the Financial Statements, has been compiled on a basis consistent with that of the Financial Statements;

(m)	no forecast, budget or projection provided by or on behalf of the Company to the Agents contains any misrepresentation and such forecasts, budgets and projections were prepared in good faith, disclosed all relevant assumptions and contain reasonable estimates of the prospects of the business;

(n)	all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and Employee Plans payments of the Company have been recorded in conformity, in all material respects, with IFRS and comply in all material respects as to form with the applicable accounting requirements of Canadian Securities Laws, and are reflected on the books and records of the Company. There are no outstanding violations or defaults under the Employee Plans nor any actions, suits, claims, trials, demands, investigations, arbitration proceedings or other proceedings pending or threatened with respect to any of the Employee Plans that would, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company will not constitute an event or condition under any Employee Plan that entitles any employee or former employee to a payment, promise of payment, acceleration of vesting or any other benefit to which that individual would not otherwise be entitled;

(o)	except as disclosed in the Final Prospectus (including the Financial Statements contained therein), the Company does not have any outstanding debentures, notes, mortgages or other indebtedness that is material to the Company;

(p)	the Company does not have, or on the Closing Date will not have, incurred any material liabilities or obligations (whether accrued, absolute, contingent or otherwise) that continue to be outstanding, except: (i) as disclosed or contemplated in the Final Prospectus (including the Financial Statements contained therein); or (ii) as incurred in the ordinary course of business and which do not, individually or in the aggregate, have a Material Adverse Effect;

(q)	except as disclosed in the Final Prospectus (including the Financial Statements contained therein), since March 30, 2020, (i) there has not been any change in the share capital, long-term debt, financial condition or operations of the Company other than changes in the ordinary course of business or as disclosed in the Final Prospectus; (ii) the business of the Company has been carried on in the ordinary course; (iii) none of the property or assets of the Company has been transferred, assigned, sold, distributed, distributed by way of dividend or otherwise disposed of other than in the ordinary course of business; and (iv) the Company has not cancelled any debts or entitlements other than in the ordinary course of business;

(r)	to the knowledge of the Company, DNTW Toronto LLP is independent in accordance with the rules of professional conduct applicable to auditors in Canada, and applicable Canadian Securities Laws, and there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with such auditors with respect to audits of the Company;

(s)	the Company has established and maintains, or will establish by the Closing Time and maintain, a system of disclosure controls and procedures designed to ensure that information required to be disclosed by it under Canadian Securities Laws will be recorded, processed, summarized and reported within the time periods specified in the Canadian Securities Laws. Such disclosure controls and procedures will include controls and procedures designed to ensure that information required to be disclosed will be accumulated and communicated to the management of the Company, including the chief executive officer and the chief financial officer, as appropriate to allow timely decisions regarding required disclosure and to the knowledge of the Company such disclosure controls and procedures are and will be effective;

(t)	the Company has established and maintains, or will establish by the Closing Time and maintain, a system of internal accounting controls and internal control over financial reporting which is designed to be effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. As of the date hereof, the Company has no Knowledge of any “material weaknesses” in its internal control over financial reporting (as defined in NI 52-109);

(u)	except as disclosed in the Final Prospectus (including the Financial Statements contained therein), the Company is not in material violation or material default of, nor will the execution of this Agreement, and the performance by the Company of its obligations hereunder and thereunder, result in any material breach or material violation of, or be in conflict with, or constitute a material default under, or create a state of facts which after notice or lapse of time, or both, would constitute a material default under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the imposition of any Lien upon any property or assets of the Company pursuant to (i) any term or provision of the constating documents of the Company or any resolution of the directors or shareholders of the Company; (ii) any contract, mortgage, note, indenture, joint venture or partnership arrangement, agreement (written or oral), instrument, lease (including for real property) or licence to which the Company is a party or bound or to which any of the business, operations, property or assets of the Company is subject (collectively “Company Contracts”); or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its business, operations or assets, of any court, Governmental Authority, arbitrator or other authority having jurisdiction over the Company;

(v)	there are no business relationships, related-party transactions or off-balance sheet transactions involving the Company or any other person required to be described in the Final Prospectus (including the Financial Statements contained therein) which have not been described as required under IFRS; and there are no material contracts or other material documents that are required to be described in the Final Prospectus under Canadian Securities Laws which have not been described therein;

(w)	all material Company Contracts have been made available to the Agents in the Company’s data room, and all material Company Contracts are valid and binding obligations of the Company and are in good standing; and (i) no event of default or event which after the giving of notice or the lapse of time or both would constitute an event of default, has occurred and is outstanding under any material Company Contracts; (ii) the Company has no Knowledge of any default by the other parties to each material Company Contract; and (iii) the Company has not waived any material rights under any material Company Contract;

(x)	there is no requirement to obtain a consent, approval or waiver of a party under any Company Contract in respect of any of the transactions contemplated by this Agreement, other than such consents, approvals and waivers as have been obtained by the Company as at the date hereof;

(y)	no securities commission, stock exchange or comparable authority has issued any order preventing or suspending the use of the Preliminary Prospectus, the Final Prospectus, the U.S. Offering Memorandum, or any Offering Document Amendment, if any, nor instituted proceedings for that purpose and no such proceedings are pending or, to the Knowledge of the Company, contemplated or threatened;

(z)	at or prior to Closing, the Transfer Agent will have been duly appointed as registrar and transfer agent for the common shares;

(aa)	except as described in the Final Prospectus, there is no litigation, arbitration or governmental or other proceeding, suit or investigation at law or in equity before any court or arbitrator or before or by any federal, provincial, state, municipal or other governmental or public department, commission, board, agency or body, domestic or foreign, in progress, pending or, to the Knowledge of the Company, threatened against, or involving the assets, properties or business of, the Company which is material or which would adversely affect the consummation of the transactions contemplated by this Agreement in any material respect or the performance by the Company of its obligations hereunder;

(bb)	(i) the Company is in compliance in all material respects with the provisions of applicable federal, provincial, state, local and foreign laws and regulations respecting employment; (ii) no labour dispute with the employees of the Company exists or is pending or, to the Knowledge of the Company, threatened or imminent, and the Company has no Knowledge of any existing or imminent labour disturbance by the employees of the Company principal suppliers and contractors, which in either case, may have or result, individually or in the aggregate, in a Material Adverse Effect; (iii) the labour relations of the Company are satisfactory; and (iv) no collective agreement or collective bargaining agreement or modification thereof has expired and none is currently being negotiated by the Company;

(cc)	(i) no supplier of the Company has notified the Company in writing, and to the Knowledge of the Company, there is no reason to believe, that any such supplier will not continue dealing with the Company on substantially the same terms as presently conducted, subject to changes in pricing and volume in the ordinary course;

(dd)	the Company has obtained and maintains in good standing all approvals and exemptions necessary for the operation of its business under applicable laws, except where the failure to obtain or maintain such approvals and exemptions would not have a Material Adverse Effect;

(ee)	except as described in the Final Prospectus, there are no bonuses, distributions or salary payments which will be payable, outside the ordinary course of business by the Company, to any executive officer or director of the Company after the Closing Date relating to their employment with, or services rendered to, the Company prior to the Closing Date;

(ff)	other than usual and customary health and related benefit plans for employees, the Final Prospectus discloses to the extent required by applicable Canadian Securities Laws each Employee Plan, each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(gg)	(i) there are no workers’ compensation claims pending against the Company; and

(ii)  to the Knowledge of the Company (A) none of the executive officers of the Company described in the Final Prospectus has any plans to terminate his or her employment, (B) none of the executive officers of the Company described in the Final Prospectus is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such executive officer to carry out fully all activities of such executive officer in furtherance of the Company’s business, and (C) none of the executive officers of the Company described in the Final Prospectus or any other employee or former employee of the Company has any claim with respect to any Intellectual Property rights of the Company;

(hh)	(i) to the Knowledge of the Company, the Company has not, directly or indirectly,

(A) made or authorized any contribution, payment or gift of funds or property of the Company or other unlawful expense relating to political activity to any official, employee or agent of any Governmental Authority or (B) made any direct or indirect contribution from corporate funds to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Canada Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and

Terrorist Financing Act (Canada), or Title 18 United States Code Section 1956 and 1957 (U.S.), or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company and its respective operations, and the Company has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such laws; and (ii) the operations of the Company are and have been conducted at all times in compliance, in all material respects, with such laws and no suit, action or proceeding by or before any Governmental Authority or any arbitrator involving the Company with respect to such legislation is in progress, pending or, to the Knowledge of the Company, threatened;

(ii)	the Company, or, to the Knowledge of the Company, any director, officer, employee, agent or affiliate of the Company, is not (i) currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or other relevant sanctions authority (collectively,

“Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not, directly or indirectly, use any proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, for the purpose of financing the activities of any person currently subject to any Sanctions;

(jj)	The operations of the Company is and has been conducted at all times in compliance with the anti-money laundering and anti-terrorist laws of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court, arbitrator or Governmental Authority involving the Company or the Subsidiary with respect to the Anti-Money Laundering Laws is pending, instituted or, to the knowledge of the Company, threatened;

(kk)	(i) the Company, owns or has the right to use all patents, patent rights, licences, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade-marks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) and all technology used or held for use in the conduct of the business now operated by the Company without any conflict with or infringement upon the rights of others, in each case with such exceptions as would not, individually or in the aggregate, result in a Material Adverse Effect and subject to limitations contained in any applicable license agreement; (ii) to the Knowledge of the Company, there is no material infringement by third parties of such Intellectual Property; and (iii) there is no action, suit, proceeding or claim pending or, to the Knowledge of the Company, threatened by others challenging the Company’s rights in or to any Intellectual Property or the validity or scope of any Intellectual Property owned, licensed or commercialized by the Company, and the Company has no Knowledge of any other fact which could form a reasonable basis for any such action, suit, proceeding or claim in each case, except as would not, individually or in the aggregate, result in a Material Adverse Effect;

(ll)	the Company has not taken, nor will the Company take, any action which is designed to or which constitutes or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(mm)	no approval, authorization, consent, permit, qualification, license, decree or order from, and no filing, registration or recording with, any Governmental Authority having jurisdiction over the Company is required for the performance by the Company of its obligations under this Agreement, the issuance and sale of the Offered Shares hereunder or the transactions contemplated by this Agreement, except as have been or will be obtained or made prior to the Closing Time;

(nn)	the Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to hold such Governmental Licenses would not, individually or in the aggregate, result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect;

(oo)	All of the leases, subleases and agreements in real property (other than mining claims, mineral or exploration concessions and other mineral property rights) material to the business of the Company, and under which the Company has an interest as described in the Final Prospectus, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the property under any such lease, sublease, or agreement, except as disclosed in the Final Prospectus.

(pp)	The Technical Report complies in all material respects with the requirements of NI 43-101 at the time of filing thereof. The assumptions contained in the Technical Report are reasonable in the circumstances.

(qq)	The material mining licenses, claims, concessions, exploration, extraction and other mineral property rights that are set forth in Schedule “B” (“Mining Claims”), is a complete and accurate list of all such rights held by the Company to the Queensway Gold Project. All assessments or other work required to be performed in relation to such Mining Claims in order to maintain the interests of the Company therein have been performed to date and the Company has complied in all material respects with all applicable governmental laws, regulations and policies in this regard as well as with all legal or contractual obligations to third parties in this regard. All Mining Claims of the Company are in good standing, are valid and enforceable, are free and clear of any material Liens or charges and no material royalty is payable in respect of any of them, except as set out in the Final Prospectus. Except as set out in the Final Prospectus, no other property rights are necessary for the current conduct of the Company's business and there are no material restrictions on the ability of the Company to use, transfer or otherwise exploit any such property rights except as required by applicable law. Except as disclosed in the Final Prospectus, (i) the Company is the owner of Mining Claims necessary to carry on its current exploration activities at the Queensway Gold Project, but not proposed mining operations; and (ii) Mining Claims held by the Company cover the properties required by the Company for such purposes as contemplated by the Technical Report.

(rr)	The Queensway Gold Project is the only property that is material to the Company.

(ss)	The information set forth in the Final Offering Documents relating to the Queensway Gold Project has been reviewed and verified by the author described under the heading “Interests of Experts” in the Final Prospectus and, in all cases, the information has been prepared in accordance with Canadian industry standards set forth in NI 43-101. Furthermore, no material information was withheld from the author of the Technical Report for the purposes of preparing that report. All statements of fact relating to the Company and its activities contained in the Technical Report is true and accurate as of the date thereof and no such fact has been omitted therefrom (or information withheld) the omission of which would make any statement of fact therein misleading;

(tt)	The Company is in compliance with the provisions of National Instrument 43- 101 in all material respects and has filed all technical reports required thereby and there has been no change that would require the filing of a new technical report under National Instrument 43-101;

(uu)	the Technical Report was prepared in accordance with NI 43-101 and is accurate in all material respects, does not contain a misrepresentation and fairly represents the status of the exploration activities for the Queensway Gold Project;

(vv)	The Company has all necessary surface rights, access rights and other necessary rights and interests relating to the Queensway Gold Project granting, to the extent applicable, the Company the right and ability to explore for the natural resources located thereon, including minerals, as are appropriate in view of the rights and interest therein of the Company, with only such exceptions as do not materially interfere with the use made by the Company of the rights or interest so held; the Company does not have any responsibility or obligation to pay any commission, royalty, licence, fee or similar payment to any person with respect to the property rights related to the Queensway Gold Project other than, in all such cases, as disclosed in the Final Prospectus;

(ww)	To the Knowledge of the Company, the Company is not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment (except for those derived from normal exploration or mining activities) or non-compliance with Environmental Laws that could reasonably be expected to have a Material Adverse Effect;

(xx)	To the Knowledge of the Company, all activities on the properties of the Company have been conducted in all material respects in accordance with good engineering practices and all applicable workers' compensation and health and safety and workplace laws, regulations and policies have been duly complied with in all material respects on the properties of the Company;

(yy)	To the knowledge of the Company, there are no claims or actions with respect to aboriginal or native rights currently threatened or pending in respect of the Queensway Gold Project that would have a Material Adverse Effect on the Company. The Company is not aware of any material land entitlement claims or aboriginal land claims having been asserted or any legal actions relating to aboriginal or community issues having been instituted with respect to the Queensway Gold Project, and no material dispute in respect of such properties with any local or aboriginal or native group exists or, to the knowledge of the Company, is threatened or imminent with respect thereto or activities thereon, other than claims, actions or disputes that would not have a Material Adverse Effect on the Company.

(zz)	To the knowledge of the Company, there are no material complaints, issues, proceedings, or discussions, which are ongoing or anticipated which could have the effect of interfering, delaying or impairing the ability to explore, develop or operate the Company Projects in a manner that would have a material impact on the Company.

(aaa)	Except as described or disclosed in the Final Prospectus, none of the directors, officers or employees of the Company, any known holder of more than 10% of any class of securities of the Company or securities of any person exchangeable for more than 10% of any class of securities of the Company, or any known associate or affiliate of any of the foregoing persons or companies, has had any material interest, direct or indirect, in any transaction within the previous two years or any proposed material transaction which, as the case may be, materially affected or is reasonably expected to materially affect the Company;

(bbb)	to the Knowledge of the Company, none of the Company’s directors or officers is now, or has ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(ccc)	except as described in the Final Prospectus, no director or officer of, or any other person not dealing at arm’s length with the Company, will continue after Closing to be engaged in any material transaction or arrangement with or to be a party to a material contract with, or have any material indebtedness, liability or obligation to, the Company;

(ddd)	except as described in the Final Prospectus, the Company is not a party to or bound by, and none of the business, operations, property or assets of the Company is subject to, any material non-arm’s length agreements or arrangements other than on terms and at a price that would have applied if the parties had been dealing at arm’s length;

(eee)	except as described in the Final Prospectus and subject to applicable law, (i) the Company is not currently, and will not be following the Closing, prohibited directly or indirectly, from paying any dividends or from making any other distributions on its share capital;

(fff)	except as described in the Final Prospectus: (i) the Company is not in any material respect in violation of any currently applicable federal, provincial, state, local or foreign statute, law, rule, regulation, ordinance or code relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the Release or threatened Release of pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company has all material permits, authorizations and approvals required under any applicable Environmental Laws to conduct the business now operated by it and is in compliance, in all material respects, with the requirements of such permits, authorizations and approvals; (iii) there are no pending material administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Law against the Company; and (iv) the Company has not received any written notice within the past five years alleging in any manner that it is responsible, or potentially responsible for any Release of Hazardous Materials, any penalties or liabilities arising under any Environmental Laws or any violation of Environmental Laws. To the Knowledge of the Company, there are no material costs or liabilities associated with the Company’s compliance with Environmental Laws;

(ggg)	the Company has (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, elections and statements (“Returns”) required to be filed with or sent to any taxing authority having jurisdiction since incorporation or organization and all such Returns have, in all material respects, been prepared in accordance with the provisions of all applicable legislation and are true, correct and complete in all material respects; (ii) timely and properly paid (or has had paid on its behalf), all governmental taxes and other charges due or claimed to be due by a Governmental Authority (including all instalments on account of taxes for the current year); and (iii) has properly withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any governmental taxes or other charges;

(hhh)	except as described in the Final Prospectus, the Company has not been notified of, nor is it a party to, any shareholders’ agreement, voting agreement, investor rights agreement or other agreement which in any manner affects the voting or control of any securities of the Company;

(iii)	there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or to file a prospectus under Canadian Securities Laws with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Offering;

(jjj)	the common shares (including all of the Securities) are conditionally approved for listing and trading on the TSX-V, subject only to the satisfaction of the customary listing conditions set forth in the conditional approval letter of the TSX-V dated July 24, 2020, a copy of which has been provided to the Agents;

(kkk)	at the Closing Time, the Company will be a reporting issuer or the equivalent in each of the Qualifying Jurisdictions, not in default of any requirement under Canadian Securities Laws, and not on the lists of defaulting reporting issuers maintained by the Canadian Securities Regulators.

(lll)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading or distribution of the Securities or any other securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the Knowledge of the Company, threatened, under any of the Canadian Securities Laws;

(mmm)	policies of insurance issued by insurers of recognized financial responsibility are maintained in respect of the operations, properties and assets, employees, directors and officers of the Company in such amounts and covering such risks as are prudent and customary in the businesses in which they are engaged, and such policies of insurance will, on and after the Closing Date, be maintained for the benefit of the Company. All such policies of insurance are in full force and effect and no material default exists under such policies of insurance as to the payment of premiums or otherwise under the terms of any such policy, there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has no Knowledge that it will not be able to renew the Company’s existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. The Company has not been denied any insurance coverage which it has sought or for which it has applied;

(nnn)	copies of the minute books and records of the Company have been made available to counsel for the Agents in connection with their due diligence investigation in respect of the Offering constitute all of the minute books and records of such entities and contain copies of all proceedings (or certified copies thereof) in respect of matters of the shareholders (or equivalent), the boards of directors (or equivalent) and all committees of the boards of directors (or equivalent) of the Company to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings in respect of matters of the shareholders (or equivalent), board of directors (or equivalent) or any committees of the board of directors (or equivalent) of the Company to the date of review of such corporate records and minute books not reflected in such minutes and other records other than those in respect of which no material corporate matter or business was approved or transacted;

(ooo)	except as contemplated hereby, there is no person acting at the request of the Company who is entitled to any brokerage or agency fee in connection with the sale of the Securities contemplated herein;

(ppp)	no acquisition has been made by the Company during its three most recently completed fiscal years that would be a “significant acquisition” for the purposes of Canadian Securities Laws, and no proposed acquisition by the Company has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and that, if completed by the Company at the date of the Final Prospectus, would be a “significant acquisition” for the purposes of Canadian Securities Laws, in each case, that would require the prescribed disclosure in the Final Prospectus pursuant to such laws;

(qqq)	the Company has a reasonable basis for disclosing any forward-looking information contained in the Final Prospectus and is not, as of the date hereof, required to update any such forward looking information pursuant to National Instrument 51-102 – Continuous Disclosure Obligations, and such forward looking information contained in the Final Prospectus reflects the best currently available estimates and good faith judgments of the management of the Company, as the case may be, as to the matters covered thereby;

(rrr)	the Company has no Knowledge of any pending or contemplated change to any law, regulation or position of a Governmental Authority that would reasonably be expected to have a Material Adverse Effect; and

(sss)	the representations and warranties of the Company contained in Schedule A hereto are hereby incorporated by reference herein and made a part hereof and the Company hereby acknowledges that each Agent is relying upon such representations and warranties.

10.	Commercial Copies

The Company shall cause commercial copies of the Final Prospectus and the U.S. Offering Memorandum to be printed and delivered to the Agents without charge, in such quantities and in such cities as the Agents may reasonably request by written instructions to the printer of such documents. Such delivery of the Final Prospectus and U.S. Offering Memorandum shall be effected as soon as possible after filing of the Final Prospectus with the Canadian Securities Regulators but, in any event at or before 9:00 a.m. (Toronto time) on the Business Day immediately following the date on which the Final Prospectus is filed. Such deliveries shall constitute the consent of the Company to the Agents’ use of the Final Prospectus and the U.S. Offering Memorandum for the distribution of the Securities in compliance with the provisions of this Agreement and the Canadian Securities Laws and United States Securities Laws. The Company shall similarly cause to be delivered commercial copies of any Offering Document Amendments. The commercial copies of the Final Prospectus shall be identical in content to the electronically transmitted versions thereof filed with Canadian Securities Regulators on the System for Electronic Document Analysis and Retrieval (SEDAR).

11.       Change of the Closing Date

Subject to the right of any Agents to terminate its obligations under this Agreement in accordance with the termination provisions contained in Section 19, if a material change or a change in a material fact occurs prior to the Closing Date which requires a Prospectus Amendment to be prepared and filed, the Closing Date shall be, unless the Company and the Agents otherwise agree in writing or unless otherwise required under Canadian Securities Laws, the fifth Business Day following the later of:

(a)	the date on which all applicable filings or other requirements of Canadian Securities Laws with respect to such material change or change in a material fact have been complied with in all Qualifying Jurisdictions and any appropriate Passport System receipt(s) obtained for such filings and notice of such filings from the Company or its counsel have been received by the Agents; and

(b)	the date upon which the commercial copies of any Prospectus Amendments have been delivered in accordance with Section 10, provided, however, that the Closing Date shall not be later than September 11, 2020.

12.	Completion of Distribution

The Agents shall: (i) use best efforts to complete the distribution of Securities as promptly as possible; and (ii) give prompt written notice to the Company when, in the opinion of the Agents, they have completed distribution of the Offered Shares or the Additional Shares, as the case may be, including the total proceeds realized in each of the Qualifying Jurisdictions and any other jurisdiction from such distribution.

13.	Material Change or Change in Material Fact During Distribution and Other Covenants

(a)	During the period from the date of this Agreement to the later of the Closing Date and the date of completion of distribution of the Securities under the Final Prospectus and the U.S. Offering Memorandum, and any Offering Document Amendment, the Company shall promptly, after receiving notice or obtaining knowledge of such information, notify the Co-lead Agents in writing of the full particulars of:

(i)	any of the representations or warranties of the Company in this Agreement no longer being true and correct;

(ii)	(A) the issuance by any Governmental Authority of any order suspending or preventing the use of the Preliminary Prospectus, the Final Prospectus, the U.S. Offering Memorandum or any Offering Document Amendment or (B) the suspension of the qualification of the Securities for offering or sale in any of the Qualifying Jurisdictions or in the United States, (C) the institution, threatening or contemplation of any proceeding for any of those purposes, or (D) any request made by any Governmental Authority to amend or supplement the Preliminary Prospectus, the U.S. Offering Memorandum or any Offering Document Amendment or for additional information, and the Company will use its reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly;

(iii)	any material change (whether actual, anticipated, contemplated or proposed by, or threatened) or development involving a prospective material change in the results of operations, condition (financial or otherwise), business, affairs, prospects, assets, properties, liabilities (contingent or otherwise), cash flows, income, business operations or capital of the Company, whether or not arising from transactions in the ordinary course of business;

(iv)	any material fact that has arisen or has been discovered and would have been required to have been stated in any of the Final Prospectus or U.S. Offering Memorandum or any Offering Document Amendment had the fact arisen or been discovered on, or prior to, the date of such document; and

(v)	any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in any of the Final Prospectus, the U.S. Offering Memorandum or any Offering Document Amendment, which fact or change is, or may be, in any case, of such a nature as to render any statement in any of the Final Prospectus, the U.S. Offering Memorandum or any Offering Document Amendment misleading or untrue or which would result in a misrepresentation in any of the Final Prospectus, the U.S. Offering Memorandum or any Offering Document Amendment or which would result in any of the Final Prospectus, U.S. Offering Memorandum or any Offering Document Amendment not complying (to the extent that such compliance is required) with Canadian Securities Laws or United States Securities Laws.

(b)	Subject to Section 7(c), the Company shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Agents, acting reasonably, with all applicable filings and other requirements under Canadian Securities Laws and United States Securities Laws, as a result of a change or occurrence referred to in Section 13(a), provided that the Company shall not file any Prospectus Amendment or other document relating to the Offering pursuant to this Section 13(b) without first obtaining the approval of the Co-lead Agents, on behalf of the Agents, after consultation with the Co-lead Agents with respect to the form and content thereof, which approval will not be unreasonably withheld. The Company shall in good faith discuss with the Agents any such change or occurrence in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under Section 13(a).

(c)	The Company covenants and agrees with the Agents that it will:

(i)	promptly provide to the Agents, during the period commencing on the date hereof and until completion of the distribution of the Securities, copies of any filings made by the Company of information relating to the Offering with any securities exchange or any regulatory body in Canada or the United States or any other jurisdiction;

(ii)	promptly provide to the Agents, during the period commencing on the date hereof and until completion of the distribution of the Securities, drafts of any press releases and other public documents of the Company relating to the Company or the offering contemplated by this Agreement for review by the Agents and the Agents’ counsel prior to issuance, provided that any such review will be completed in a timely manner; and

(iii)	deliver to the Agents, without charge, in Toronto, Ontario, contemporaneously with or prior to the filing of the Final Prospectus or any Prospectus Amendment, a copy of any document required to be filed by the Company, if any, under Canadian Securities Laws in connection with the offering of the Offered Shares or the Additional Shares contemplated by this Agreement.

14.	Services Provided by Agents and Agents’ Commission

(a)	In consideration of the services rendered by the Agents in connection with the Offering:

(i)	the Company agrees to pay to the Agents a commission equal to the sum of (i) 6.0% of the gross proceeds of the Offering (including any gross proceeds raised on exercise of the Over-Allotment Option), other than up to $3,000,000 of the gross proceeds raised from certain sales pursuant to a “President’s List” (the “President’s List Sales”); and (ii) 3.0% of the gross proceeds raised from the President’s List Sales, payable in cash from the proceeds of the sale of the Securities; and

(ii)	non-transferable broker warrants, each exercisable to purchase one common share at a price of $1.30 for a period of 12 months from the Closing Date (the “Broker Warrants”), to purchase that number of common shares that is equal to 6.0% of the Securities sold pursuant to the Offering (including any gross proceeds raised on exercise of the Over-Allotment Option), but excluding the common shares sold pursuant to the President’s List Sales. In connection with such President’s List Sales, the Agents will receive Broker Warrants to purchase that number of common shares that is equal to 3.0% of the common shares sold pursuant to such President’s List Sales (collectively, the “Agents’ Commission”).

(b)	In addition to and separate from any Agents’ Commission payable and Broker Warrants issuable to the Agents, the Company shall pay to Canaccord Genuity a cash advisory fee equal to $240,000.00 at the Closing Date.

(c)	The Agents’ Commission shall be payable as provided for in Section 15.

15.	Delivery of Offering Price, Underwriting Fee and Securities

(a)	The Closing shall be completed at the Closing Time at the offices of Blake, Cassels & Graydon in Vancouver, British Columbia, or at such other place as the Agents and the Company may agree upon.

(b)	At the Closing Time, subject to the terms and conditions contained in this Agreement, the Company shall duly deliver the Offered Shares to the Agents in the form of an electronic deposit pursuant to the non-certificated issue system (the “NCI System”) maintained by CDS Clearing & Depository Services Inc., or in the manner directed by the Co-lead Agents in writing, registered in the name of “CDS & Co.”, or in such other name or names as the Co-lead Agents may notify the Company in writing not less than 48 hours prior to the Closing Time. The Offered Shares shall be delivered against payment by Canaccord Genuity, on behalf of the Agents, of the purchase price for the Offered Shares, and the Additional Shares shall be delivered against payment by the Agents of the purchase price for the Additional Shares set forth in the fourth paragraph of this Agreement, in each case net of any amounts owing pursuant to the Agents’ Commission, by wire transfer of immediately available funds to the accounts specified in writing by the Company.

(c)	In order to facilitate an efficient and timely closing at the Closing Time, Canaccord Genuity, on behalf of the Agents, may choose to initiate wire transfers of immediately available funds prior to the Closing Time. If Canaccord Genuity does so, the Company agrees that such transfer of funds prior to the Closing Time does not constitute a waiver by the Agents of any of the conditions of Closing set out in this Agreement. Furthermore, the Company agrees that any such funds received by the Company from the Agents prior to the Closing Time will be held by the Company in trust solely for the benefit of the Agents until the Closing Time, and if the Closing does not occur at the scheduled Closing Time, at the request of Canaccord Genuity such funds shall be immediately returned by wire transfer to Canaccord Genuity, on behalf of the Agents, without interest. Upon the satisfaction of the conditions of Closing and the delivery to the Agents of the items set out in Section 17, the funds held by the Company in trust for the Agents shall be deemed to be delivered by the Agents to the Company in satisfaction of the obligation of the Agents under this Section 15 and upon such delivery, the trust constituted by this Section 15 shall be terminated without further formality.

16.	Delivery of Securities to Transfer Agent

(a)	The Company, prior to the Closing Date, shall make all necessary arrangements for the electronic deposit pursuant to the NCI System of the Offered Shares or Additional Shares, as the case may be, on the Closing Date with the Transfer Agent.

(b)	All fees and expenses payable to the Transfer Agent in connection with the electronic deposit pursuant to the NCI System of the Offered Shares and the Additional Shares contemplated by this Section 16 and the fees and expenses payable to the Transfer Agent in connection with the initial or additional transfers as may be required in the course of the distribution of the Securities shall be borne by the Company.

17.	Conditions of Closing

The following are conditions precedent to the obligations of the Agents to complete the Closing and to arrange for the purchase of the Offered Shares at the Closing Time, and which conditions are to be satisfied by the Company at or prior to the Closing Time and may be waived in writing in whole or in part by the Agents:

(a)	The Agents shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to the Agents, acting reasonably, addressed to the Agents from Blake, Cassels & Graydon LLP, Canadian counsel to the Company, as to the laws of Canada and the Qualifying Jurisdictions, which counsel in turn may rely upon the opinions of local counsel where it deems such reliance proper or alternatively, make arrangements to have such opinions directly addressed to the Agents, and all of such counsel may rely upon, as to matters of fact, certificates of public officials and officers of the Company, and letters from stock exchange representatives and transfer agents, with respect to the following matters:

(i)	as to the existence and good standing of New Found Gold Corp. under the Business Corporations Act (British Columbia);

(ii)	that New Found Gold Corp. has all requisite corporate power, capacity and authority under the laws of its jurisdiction of incorporation or formation to carry on its businesses as presently carried on and to own its property and assets as described in the Final Prospectus;

(iii)	the authorized and issued and outstanding share capital of the Company;

(iv)	that no authorization, consent or approval of, or filing, registration, permit, license, decree, qualification or recording with, any Governmental Authority in the Qualifying Jurisdictions is required for the performance by the Company of its obligations under this Agreement, the delivery to the Agents of the Offered Shares and, if applicable, the Additional Shares hereunder, the consummation of the transactions contemplated by this Agreement (including, without limitation, the distribution of the Securities in the manner contemplated herein), other than those that have been obtained or made prior to the Closing Time;

(v)	that all necessary corporate action has been taken by the Company to authorize (i) the execution and delivery of this Agreement and the performance of its obligations hereunder, and (ii) the delivery and, if applicable, the execution and filing of, the Preliminary Prospectus, the Final Prospectus, and, if applicable, any Prospectus Amendment, under the Canadian Securities Laws in each of the Qualifying Jurisdictions;

(vi)	this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and subject to other standard assumptions and qualifications, including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by Applicable Law;

(vii)	the execution and delivery of this Agreement and the fulfilment of the terms hereof by the Company and the issuance, sale and delivery of the Offered Shares to be issued and sold by the Company at the Closing Time and the grant of the Over-Allotment Option do not and will not result in a breach of or a default under, do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or a default under, and do not and will not conflict with: (A) the constating documents of the Company; (B) any resolutions of the shareholders or directors (including of any committee thereof) of the Company; or (C) any applicable corporate law or Securities Laws;

(viii)	the Offered Shares have been duly and validly issued as fully paid and non-assessable shares in the capital of the Company;

(ix)	that the statements under the heading “Eligibility for Investment” in the Preliminary Prospectus, and the Final Prospectus are accurate, subject to the assumptions, qualifications, limitations and restrictions set out therein;

(x)	the rights, privileges, restrictions and conditions attaching to the Securities and the Over-Allotment Option are accurately summarized in all material respects in the Offering Documents;

(xi)	the Company is a “reporting issuer”, or its equivalent, in each of the Qualifying Jurisdictions and it is not on the list of defaulting reporting issuers maintained by the Canadian Securities Regulators;

(xii)	that all necessary documents have been filed, all requisite proceedings have been taken, all legal requirements have been fulfilled and all necessary approvals, permits, consents and authorizations of the Canadian Securities Regulators have been obtained, in each case by the Company to qualify the Securities for distribution and sale to the public in each of the Qualifying Jurisdictions through investment dealers or brokers registered in such categories under the applicable laws of the Qualifying Jurisdictions and who have complied with the relevant provisions of such applicable laws; and

(xiii)	that the common shares of the Company (including all of the Securities) have been approved for listing and posting for trading on the TSX-V, subject only to customary listing conditions set forth in the conditional approval letter of the TSX-V dated July 24, 2020.

(b)	The Agents receiving, at the Closing Time, favourable legal opinions (in customary form) dated as of the Closing Date from counsel to the Company as to title matters in respect of the Queensway Gold Project, in form and substance acceptable to the Agents, acting reasonably.

(c)	The Agents receiving, at the Closing Time a legal opinion dated the Closing Date, in form and substance acceptable to the Agents, acting reasonably, addressed to the Agents (and if required for opinion purposes, counsel to the Agents) from Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to the Company, and such counsel may rely upon, as to matters of fact, certificates of public officials and officers of the Company, and letters from stock exchange representatives and transfer agents, that no registration under the 1933 Act is required for the sale of Shares through the U.S. Affiliates in the United States in the manner contemplated by this Agreement;

(d)	The Agents shall have received from DNTW Toronto LLP at the Closing Time a “bring-down” comfort letter dated the Closing Date, in form and substance satisfactory to the Agents, acting reasonably, addressed to the Agents and the directors of the Company, confirming the continued accuracy of the comfort letter to be addressed to the Agents, and the directors of the Company pursuant to Section 7(a)(iv) with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, provided such changes are acceptable to the Agents, acting reasonably.

(e)	The Agents shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Agents signed by two senior officers of the Company in form and substance satisfactory to the Agents, acting reasonably, with respect to the notice of articles, articles and other constating documents of the Company, all resolutions of the board of directors of the Company relating to this Agreement and the incumbency and specimen signatures of signing officers of the Company.

(f)	The Agents shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Agents and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company or other senior officers of the Company acceptable to the Agents certifying for and on behalf of the Company and without personal liability after having made due enquiry and after having examined the Final Prospectus, the U.S. Offering Memorandum and any Offering Document Amendment, that:

(i)	since the date as of which information is given in the Final Prospectus there has been no Material Adverse Change and that no material transaction has been entered into by the Company other than as disclosed in the Final Prospectus, the U.S. Offering Memorandum or any Offering Document Amendment;

(ii)	the Final Prospectus and U.S. Offering Memorandum (except any Agents’ Information) (i) do not contain a misrepresentation and contain full, true and plain disclosure of all material facts relating to the Securities and the Company, and (ii) do not contain an untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)	no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Securities or any other securities of the Company has been issued by any Governmental Authority and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any Governmental Authority;

(iv)	the Company has complied in all material respects with the terms and conditions of this Agreement on its part to be complied with at or prior to the Closing Time; and

(v)	the representations and warranties of the Company contained in this Agreement and in any certificates or other documents delivered by the Company pursuant to or in connection with this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement, except in respect of any representations and warranties that are to be true and correct as of a specified date, in which case they will be true and correct in all material respects as of that date only and in respect of any representations and warranties that are subject to a materiality qualification in which case, they will be true and correct in all respects;

and all of those matters will in fact be true and correct as at the Closing Time.

(g)	The Company shall have complied in all material respects with the terms and conditions of this Agreement on its part to be complied with at or prior to the Closing Time.

(h)	The Company will have made and/or obtained all necessary filings, approvals, permits, consents and acceptances to or from, as the case may be, the board of directors, the Canadian Securities Regulators, the TSX-V, and any other applicable person required to be made or obtained by the Company in connection with the transactions contemplated by this Agreement, on terms which are acceptable to the Company and the Agents, acting reasonably, prior to the Closing Date, it being understood that the Agents will do all that is reasonably required to assist the Company to fulfil this condition.

(i)	The representations and warranties of the Company contained in this Agreement and in any certificates or other documents delivered by the Company pursuant to or in connection with this Agreement shall be true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement, except in respect of any representations and warranties that are to be true and correct as of a specified date, in which case they will be true and correct in all material respects as of that date only and in respect of any representations and warranties that are subject to a materiality qualification in which case, they will be true and correct in all respects.

(j)	Subject to the last sentence of this paragraph, each of the persons identified in Schedule C, such persons being shareholders of the Company holding at least 5% of the common shares of the Company at Closing, and each of the Company’s senior officers and directors, will have executed a lock-up agreement in the form set forth in Schedule D and the Agents will have received a copy thereof. The Agents acknowledge that the Company will use commercially reasonable efforts to obtain lock-up agreements from certain shareholders controlled by or affiliated with Eric Sprott or Rob McEwen.

(k)	The common shares of the Company (including all of the Securities) shall have been approved for listing and posting for trading on the TSX-V on or before the Business Day immediately preceding the Closing Date, subject only to the satisfaction by the Company of customary post-closing conditions imposed by the TSX-V in similar circumstances.

(l)	The Agents will have received a certificate from Computershare Investor Services Inc. with respect to its appointment as transfer agent and registrar of the common shares of the Company and the number of common shares of the Company issued and outstanding as at the end of the Business Day immediately prior to the Closing Date.

(m)	The Agents will have received a certificate of compliance or the equivalent in respect of the Company issued by the appropriate regulatory authorities in British Columbia dated within one Business Day prior to the Closing Date.

(n)	The Agents shall have received the Agents’ Commission.

(o)	The Agents shall have received such other closing certificates, opinions, receipts, agreements or documents as the Agents or their counsel may reasonably request.

18.	Closing of Over-Allotment Option

(a)	The Co-Lead Agents, on their own behalf and on behalf of the other Agents, may exercise the Over-Allotment Option in whole or in part for a period of 30 days following the Closing Date, by delivering written notice to the Company (the “Over-Allotment Notice”) which notice shall set forth (i) the aggregate number of Additional Shares to be issued and sold; and (ii) the proposed date for the sale of the Additional Shares, provided that such date shall not be a date that is less than two Business Days or more than five Business Days after the date of the Over- Allotment Notice (a “Option Closing Date”).

(b)	Any Closing on an Option Closing Date shall be completed at the Closing Time at the offices of Blake, Cassels & Graydon in Vancouver, British Columbia, or at such other place as the Agents and the Company may agree upon in accordance with Section 15(a).

(c)	At the Closing Time on any Option Closing Date, subject to the terms and conditions contained in this Agreement, the Company shall duly and validly deliver to the Agents the applicable Additional Shares in certificated or electronic form, against payment by the Agents to the Company, at the direction of the Company, in lawful money of Canada by wire transfer or, if permitted by Applicable Law, by certified cheque or bank draft, payable at par in the City of Vancouver, British Columbia, of an amount equal to the aggregate purchase price for the Additional Shares being issued and sold on such date, less the Commission and all the estimated out of pocket expenses of the Agents payable by the Company to the Agents in accordance with Section 23.

(d)	The applicable terms, conditions and provisions of this Agreement (including the provisions of Section 17(a), (c), (f), (h), (k) and (l) relating to the conditions of Closing) shall apply mutatis mutandis to the Closing of the issuance of any Additional Shares pursuant to any exercise of the Over-Allotment Option.

(e)	The several obligations of the Agents hereunder in connection with an Option Closing are subject to the accuracy of the representations and warranties of the Company contained in this Agreement as of the date of this Agreement and as of the Closing Date, the performance by the Company of its obligations under this Agreement, and such other documents as the Agents may reasonably request with respect to the Company and the delivery of the Additional Shares.

(f)	In the event that the Company shall subdivide, consolidate, reclassify or otherwise change its common shares during the period in which the Over-Allotment Option is exercisable, appropriate adjustments will be made to the purchase price and to the number of Additional Shares issuable on exercise thereof such that the Agents are entitled to arrange for the sale of the same number and type of securities that the Agents would have otherwise arranged for had they exercised such Over-Allotment Option immediately prior to such subdivision, consolidation, reclassification or other change.

19.	Rights of Termination

Each Agent shall be entitled, at its sole option, to terminate and cancel, without any liability on the part of such Agent or on the part of the other Agents and the Purchasers, all of its obligations (and those of any Purchasers arranged by it) under this Agreement, by written notice to that effect given to the Company at or prior to the Closing Time, if:

(a)	Material Change Out - there is, in the opinion of an Agent, acting reasonably, a material change or change in a material fact, or a new material fact shall arise which would be expected to have a material adverse change or effect on the business, affairs, prospects or financial condition of the Company or its material properties or on the market price or value of the securities of the Company;

(b)	Disaster Out - there should develop, occur or come into effect any event, action, state, condition or major financial occurrence of national or international consequence, of any nature, including without limitation, accident, act of terrorism, public protest, or any governmental law or regulation, or similar event, including any escalation in the severity of the COVID-19 pandemic after July 31, 2020, which in the sole opinion of an Agent seriously adversely affects, or involves, or may seriously adversely affect, or involve, the financial markets or the business, operations, affairs, prospects or financial condition of the Company or its material properties or the market price or value of the securities of the Company;

(c)	Regulatory Out - (i) any inquiry, action, suit, proceeding or investigation (whether formal or informal) (including matters of regulatory transgression of unlawful conduct) is commenced, announced or threatened in relation to the Company or any one of the officers or directors of the Company or any of its principal shareholders where wrong-doing is alleged or any order is made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the Exchanges or securities commissions which involves a finding of wrong-doing; or (ii) any order, action or proceeding which cease trades or otherwise operates to prevent or restrict the trading of the common shares or any other securities of the Company is made or threatened by a securities regulatory authority;

(d)	Breach Out – the Company is in breach of a material term, condition or covenant of this Agreement or any material representation or warranty given by the Company in this Agreement becomes or is false (and cannot be cured).

(e)	Market Out - The state of the financial markets in Canada or elsewhere where it is planned to market the Offered Shares is such that, in the reasonable opinion of the Agents (or any one of them), the Offered Shares cannot be profitably marketed.

(f)	The Company agrees that all terms and conditions in Section 17 shall be construed as conditions and shall be complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its commercially reasonable efforts to cause such conditions to be complied with and that any breach or failure by the Company to comply with any such conditions in all material respects shall entitle any of the Agents to terminate its obligations to hereunder, by notice to that effect given to the Company at or prior to the Closing Time or, in the case of the Additional Shares, at or prior to the Option Closing Time, unless otherwise expressly provided in this Agreement. Each Agent may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon an Agent only if such waiver or extension is in writing and signed by the Agent.

(g)	The rights of termination contained in Sections 19(a) to 19(f) may be exercised by any of the Agents with respect to the obligation of such Agent, and are in addition to any other rights or remedies that any of the Agents may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the terminating Agent(s) to the Company, or on the party of the Company to the terminating Agent(s), except in respect of any liability which may have arisen prior to or arise after such termination under Sections 20, 21 and 23. A notice of termination given by an Agent under Sections 19(a) to 19(f) shall not apply to or be binding upon any other Agent.

20.	Alternative Transaction

(a)	If the Company notifies the Co-Lead Agents (the “Alternative Transaction Notification”) that it will not proceed with the Offering to enable it to complete a transaction that could reasonably be considered an Alternative Transaction at any time after the date hereof and prior to the date which is six months after the delivery by the Company to the Co-Lead Agents of the Alternative Transaction Notification, the Company shall pay to the Co-Lead Agents, in addition to any costs and expenses due under Sections 14 and 23, a compensation fee (the “Alternative Transaction Fee”) in a cash amount equal to $500,000, if the Co-Lead Agents are advised of such determination at any time prior to the pricing of the Offering, and (iii) the full commission that would otherwise be paid pursuant to Section 14, for the maximum proceeds as set out in the Final Prospectus (exclusive of the exercise of the Over-Allotment Option), if the Co-Lead Agents are advised of such determination after the date of the filing of the Final Prospectus. The Company hereby covenants and agrees to provide the Alternative Transaction Notification to the Co-Lead Agents forthwith upon electing not to proceed with the Offering. The Alternative Transaction Fee will be paid by the Company on the date of the completion of such Alternative Transaction. The parties agree that any payment under this Section 20 shall be accepted by the Co-Lead Agents as liquidated damages (and not as a penalty) in full satisfaction of all claims, except for any claim against the Company subject to Section 21, which the Co-Lead Agents may have in connection with the determination by the Company to not proceed with the Offering. Should the Company retain Canaccord Genuity or BMO Nesbitt Burns Inc. as an advisor in respect of such Alternative Transaction, 50% of the amount of any Alternative Transaction Fee to be paid to the Co-Lead Agents (representing such advisor’s portion of the Alternative Transaction Fee) hereunder shall be credited towards the amount of any fee payable by the Company to Canaccord Genuity or BMO Nesbitt Burns Inc., as applicable, in connection with such advisory mandate. For certainty, if one of the Co-Lead Agents is not retained as an advisor in respect of an Alternative Transaction, such Co-Lead Agent will be entitled to 50% of the Alternative Transaction Fee and if both Co-Lead Agents are retained as advisors in respect of an Alternative Transaction, 100% of the amount of any Alternative Transaction Fee to be paid to the Co-Lead Agents hereunder shall be credited toward the amount of any fee payable by the Company to the Co-Lead Agents in connection with such advisory mandate.

(b)	Notwithstanding the foregoing, no payment shall be payable in respect of this Section 20 if (i) the Agents terminate this Agreement for any reason, or the Company terminates this Agreement as a result of a breach hereunder by the Agents; or (ii) the Closing of the Offering contemplated by this Agreement occurs. The Co-Lead Agents shall be entitled to not more than a payment of one (1) Alternative Transaction Fee under this Section 20.

21.	Indemnity and Contribution

(a)	The Company agrees to indemnify and save harmless each of the Agents and each of their affiliates and their respective current of former directors, officers, employees and agents, and each person, if any, controlling any Agent (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against all losses, expenses, claims, actions, suits, proceedings (including shareholder actions, derivative or otherwise), damages, liabilities or expenses of whatsoever nature or kind (excluding loss of profits), including without limitation the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees, disbursements and taxes of their counsel that may be suffered by, imposed upon or asserted against an Indemnified Party as a result of, in respect of or in connection with any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (each a “Claim” and, collectively, the “Claims”) to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the Offering and subject to hereafter provided to reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim.

(b)	If and to the extent that a court of competent jurisdiction, in a final non-appealable judgement in a proceeding in which the Indemnified Party is named as a party, determines that a Claim was caused by or resulted from an Indemnified Party’s negligence, fraudulent act or wilful misconduct, this indemnity shall cease to apply to such Indemnified Party in respect of such Claim and such Indemnified Party shall reimburse any funds advanced by the Company to the Indemnified Party pursuant to this indemnity in respect of such Claim. .

(c)	If any Claim is brought against an Indemnified Party or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Company, the Indemnified Party will give the Company prompt written notice of any such Claim of which the Indemnified Party has knowledge and the Company will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties (acting reasonably) affected and the payment of all expenses. The Company throughout the course thereof, will provide copies of all relevant documentation to the Indemnified Parties, will keep the Indemnified Parties advised of the progress thereof and will discuss with the Indemnified Parties all significant actions proposed. Failure by the Indemnified Party to so notify shall not relieve the Company of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in forfeiture by the Company of substantive rights or defences).

(d)	No admission of liability and no settlement, compromise or termination of any Claim, or investigation shall be made without the Company’s consent and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld or delayed. Notwithstanding that, the Company will undertake the investigation and defence of any Claim, the Indemnified Parties will have the right to employ one separate counsel in each applicable jurisdiction with respect to such Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Parties unless:

(i)	employment of such counsel has been authorized in writing by the Company;

(ii)	the Company has not assumed the defence of the action promptly after receiving notice of the claim, action, suit, proceeding or investigation;

(iii)	the named parties to any such claim include both the Company and any of the Indemnified Parties, and the Indemnified Parties shall have been advised by counsel to the Indemnified Parties that there may be a conflict of interest between the Company and any Indemnified Party; or

(iv)	there are one or more defences available to the Indemnified Parties which are different from or in addition to those available to the Company in which case such reasonable fees and expenses of such counsel to the Indemnified Parties will be for the Company’s account and the Company shall reimburse Canaccord Genuity for such reasonable fees and expenses. The rights accorded to the Indemnified Parties hereunder shall be in addition to any rights the Indemnified Parties may have at common law or otherwise.

(e)	If for any reason the foregoing indemnification is unavailable (other than in accordance with the terms hereof) to the Indemnified Parties (or any of them) or insufficient to hold them harmless in respect of a Claim, the Company will contribute to the amount paid or payable by the Indemnified Parties as a result of such Claims in such proportion as is appropriate to reflect not only the relative benefits received by the Company or the Company’s shareholders on the one hand and the Indemnified Parties on the other, but also the relative fault of the parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the Company will in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any amount in excess of the fees actually received by the Indemnified Parties hereunder.

(f)	The Company hereby constitutes the Co-Lead Agents as trustee for each of the other Indemnified Parties of the Company’s covenants under this indemnity with respect to such persons and the Co-Lead Agents agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

(g)	The Company agrees that, in any event, no Indemnified Party shall have any liability (either direct or indirect, in contract or tort or otherwise) to the Company or any person asserting claims on the Company’s behalf or in right for or in connection with the Offering, except to the extent that any losses, expenses, claims, actions, damages or liabilities incurred by the Company are determined by a court of competent jurisdiction in a final judgment (in a proceeding in which the applicable Indemnified Party is named as a party) that has become non-appealable to have resulted from negligence, fraudulent act or wilful misconduct of such Indemnified Party.

(h)	The indemnity and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have to the Indemnified Parties, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, and any Indemnified Party. The foregoing provisions shall survive the completion of professional services rendered under the Offering or any termination of the authorization given by the Offering.

22.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

23.	Expenses

(a)	Whether or not the transactions contemplated by this Agreement shall be completed, all expenses of or incidental to the issue, sale and delivery of the Securities and all reasonable expenses of or incidental to all other matters in connection with the transactions set out in this Agreement shall be borne by the Company, including, without limitation, all fees and expenses payable in connection with the qualification of the Securities for distribution and expenses with respect to the delivery of the Securities, all fees relating to listing the Securities on the TSX-V and arranging for clearance and settlement arrangements, all fees and disbursements of counsel to the Company (including local counsel), all fees and expenses of the Company’s auditors, accountants, translators, consultants and other advisors, all costs incurred in connection with the preparation, filing and printing of the Preliminary Prospectus, the Final Prospectus, any Offering Document Amendment, the marketing materials and any Marketing Materials Amendment, “green sheets” and certificates, if any, representing the Securities (including any transfer taxes and any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Agents), all filing fees, fees of counsel and expenses incurred by the Company or reasonably incurred by the Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the ‘Blue Sky’ laws and, if requested by the Agents, preparing and printing a ‘Blue Sky Survey’ or memorandum, and any supplements thereto, and advising the Agents of such qualifications, registrations and exemptions, the fees and expenses of the Transfer Agent, the fees and expenses relating to the preparation, issuance and delivery of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, all reasonable expenses associated with any roadshows and marketing and due diligence activities of the Company, and all taxes exigible in respect of any of the foregoing.

(b)	Whether or not the transactions contemplated by this Agreement shall be completed, the Company will be responsible for all reasonable costs and expenses of the Agents in connection with the Offering, including (a) the reasonable fees of the Agents’ legal counsel up to a maximum of $250,000 exclusive of taxes and disbursements and (b) the reasonable disbursements of the Agents including, without limitation, any reasonable advertising, marketing, roadshow, printing, courier, telecommunications, data searches, presentation, travel, and other expenses, together with all taxes exigible in respect of any of the foregoing, with such expenses to be payable by the Company whether or not the Offering, or any part thereof, is completed. The Agents shall not incur any expense in excess of $2,000 without the prior consent of the Company. Without limiting the generality of the foregoing, the Company shall be responsible for all reasonable costs of technical due diligence completed prior to the date hereof by or on behalf of the Agents in relation to the property and operations of the Company.

(c)	All fees and expenses incurred by the Agents, which are required to be borne by the Company hereunder, shall be payable by the Company promptly upon receiving an invoice therefor from such Agent.

(d)	To the extent applicable, all expenses and other amounts payable under the terms of this Agreement shall be paid without any set-off.

24.	Syndication of Agents

(a)	Subject to the terms and conditions of this Agreement, the respective obligations of the Agents hereunder shall be several and not joint (or joint and several). The sale of the Offered Shares by the Agents in connection with the Offering shall be in accordance with the following percentages:

Canaccord Genuity Corp.	40.0%
BMO Nesbitt Burns Inc.	40.0%
Desjardins Securities Inc.	20.0%
TOTAL	100.0%

(b)	If any of the Agents shall not complete the sale of its applicable percentage of the aggregate amount of the Offered Shares at the Closing Time for any reason whatsoever, including by reason of Section 19, the other Agents shall have the right, but shall not be obligated, to sell the Offered Shares which would otherwise have been sold by the Agent which fails to sell such Offered Shares.

25.	Restrictions of Further Issuances and Sales

During the period beginning on the Closing Date and ending on the date that is 180 days after the Closing Date, the Company shall not, directly or indirectly, without the prior written consent of the Co-lead Agents, on behalf of all of the Agents, such consent not to be unreasonably withheld, sell, offer to sell, issue, grant any option, warrant or other right for the sale or issuance of, or otherwise lend, transfer, assign or dispose of (including without limitation by making any short sale, engaging in any hedging, monetization or derivative transaction or entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common shares of the Company or other equity securities of the Company or securities convertible into, exchangeable for, or otherwise exercisable into common shares or other equity securities of the Company, whether or not cash settled), in a public offering or by way of private placement or otherwise, any common shares or other equity securities of the Company or any securities convertible into, exchangeable for, or otherwise exercisable into common shares or other equity securities of the Company, or agree to do any of the foregoing, publicly announce any intention to do any of the foregoing or prepare or file any preliminary prospectus or prospectus under Canadian Securities Laws or any offering memorandum or other offering document with respect to any of the foregoing, other than (i) the issuance of Additional Shares in connection with the Over-Allotment Option; (ii) the grant or exercise of stock options and other similar issuances pursuant to the stock option plan of the Company or other share compensation arrangements; (iii) the exercise of warrants of the Company; (iv) in connection with obligations of the Company in respect of existing mineral property agreements; or (v) the issuance of securities by the Company in connection with property or share acquisitions in the ordinary course of business.

26.	Stabilization

In connection with the distribution of the Securities, the Agents and the Selling Firms, if any, may over-allot or effect transactions which stabilize or maintain the market price of the common shares at levels other than those which might otherwise prevail in the open market, in compliance with applicable Canadian Securities Laws and the rules and regulations of applicable stock exchanges. Those stabilizing transactions, if any, may be discontinued at any time.

27.	Intentionally deleted.

28.	Survival of Representations and Warranties

The representations, warranties, obligations and agreements of the Company contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the offer and sale of the Securities shall survive the offer and sale of the Securities, with such representations, warranties, obligations and agreements of the Company to survive and continue in full force and effect for a period ending on the latest date under each of: (a) applicable Canadian laws that a holder of the Securities may be entitled to commence an action or exercise a right of rescission with respect to a misrepresentation contained in the Preliminary Prospectus, the Final Prospectus or any Prospectus Amendment, and (b) applicable U.S. laws that a holder of the Securities may be entitled to commence an action with respect to an untrue statement of a material fact contained in the U.S. Offering Memorandum or any Offering Memorandum Amendment or an omission to state in the U.S. Offering Memorandum or any Offering Memorandum Amendment a material fact that is necessary to make a statement contained in the U.S. Offering Memorandum or any Offering Memorandum Amendment, in light of the circumstances in which it was made, not misleading; provided, however, (a) the representations, warranties, obligations and agreements of the Company contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the offer and sale of the Securities shall survive during the pendency of any Claim commenced prior to the expiry of either of the foregoing periods, including all appeals thereof, and (b) the indemnification obligations of the Company set forth in Section 21 shall survive indefinitely; and, in each case, the representations, warranties, obligations and agreements of the Company contained in this Agreement shall continue in full force and effect unaffected by any subsequent disposition of the Securities by the Agents or the termination of the Agents’ obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Agents in connection with the preparation of the Final Prospectus, the U.S. Offering Memorandum, and any Offering Document Amendment or the distribution of the Securities.

29.	Time and Assignment

(a)	Time is of the essence in the performance of the parties’ respective obligations under this Agreement.

(b)	The terms and provisions of this Agreement will be binding upon and inure to the benefit of the Company, and the Agents and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the other and any purported assignment without such consent will be invalid and of no force and effort.

30.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

31.	No Fiduciary Duty

The Company hereby acknowledges that in connection with the Offering: (i) the Agents have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Agents owe the Company only those duties and obligations set forth in this Agreement, and (iii) the Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by Applicable Law any claims it may have against the Agents arising from an alleged breach of fiduciary duty in connection with the Offering.

32.	Notice

(a)	Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(i)	If to the Company, addressed and sent to:

New Found Gold Corp.

Suite 1430, 800 West Pender Street,

Vancouver, British Columbia, V6C 2V6

Attention: Chief Executive Officer

E-mail: croberts@anewfoundgold.ca

        with a copy (which shall not constitute notice) sent to:

Blake, Cassels & Graydon LLP

Suite 2600, 595 Burrard Street

Vancouver, British Columbia, V7X 1L3

Attention: Bob Wooder

E-mail: bob.wooder@blakes.com

(ii)	If to an Agent, addressed and sent in accordance with the details noted below, and in each case with a copy (which shall not constitute notice) sent to:

If to Canaccord Genuity, addressed and sent to:

Canaccord Genuity Corp.

161 Bay Street, Suite 3000

Toronto, Ontario M5J 2S1

Attention: Tom Jakubowski

E-mail: tjakubowski@cgf.com

If to BMO Nesbitt Burns Inc., addressed and sent to:

BMO Nesbitt Burns Inc.
100 King Street West, 4th Floor
Toronto, Ontario M5X 1H3

Attention: Carter Hohmann

E-mail: carter.hohmann@bmo.com

If to Desjardins Securities Inc., addressed and sent to:

Desjardins Securities Inc.

25 York Street, Suite 1000
Toronto, Ontario M5J 2V5

Attention: Bruno Kaiser

Email: bruno.kaiser@desjardins.com

with a copy (which shall not constitute notice) sent to:

Stikeman Elliott LLP
5300 Commerce Court West

199 Bay Street
Toronto, ON M5L 1B9

Attention: Tim McCormick
E-mail: tmccormick@stikeman.com

or to such other address as any of the parties may designate by giving notice to the others in accordance with this Section 32.

(b)	Each notice shall be personally delivered to the addressee or sent by e-mail to the addressee and:

(i)	a notice that is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and

(ii)	a notice that is sent by e-mail shall be deemed to be given and received on the first Business Day following the day on which it is sent.

33.	Authority of Co-lead Agents

The Co-lead Agents are hereby authorized by each of the other Agents to act on its behalf, and the Company shall be entitled to and shall act on any notice given in accordance with Section 32 jointly by the Co-lead Agents or any agreement entered into by or on behalf of the Agents by the Co-lead Agents, which represent and warrant that they have irrevocable authority to bind the Agents, except in respect of: (i) a settlement of an indemnity claim pursuant to Section 20, which settlement shall be made by the Indemnified Party; (ii) a notice of termination pursuant to Section 19, which notice may be given by any of the Agents exercising such right; or (iii) any waiver pursuant to Section 19(f), which waiver may be given by any of the Agents exercising such waiver. The Co-lead Agents shall, where practicable, consult with the other Agents concerning any matter in respect of which they act as representative of the Agents.

34.       Other Agent Business

The Company acknowledges that the Agents and certain of their affiliates: (i) act as investment fund managers and traders of, and dealers in, securities both as principal and on behalf of their clients (including managed accounts and investment funds) and, as such, may have had, and may in the future have, long or short positions in the securities of the Company or related entities and, from time to time, may have executed or may execute transactions on behalf of such persons; (ii) may provide research or investment advice or portfolio management services to clients on investment matters, including the Company; (iii) may participate in securities transactions on a proprietary basis, including transactions in the Offering or other securities of the Company or related entities; and (iv) nothing in this Agreement shall restrict their ability to conduct business in the ordinary course and in compliance with Applicable Laws.

35.       Obligations of the Agents

In performing their respective obligations under this Agreement, the Agents shall be acting severally and neither jointly nor jointly and severally. Nothing in this Agreement is intended to create any relationship in the nature of a partnership or joint venture between the Agents.

36.       Counterparts

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by electronic transmission and all such counterparts and electronic transmissions shall together constitute one and the same agreement.

37.       Entire Agreement

The terms and conditions of this Agreement supersede any previous verbal or written agreement between the Agents (or any of them) and any one or more of the Company with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the Co-lead Agents upon which this letter as so accepted shall constitute an Agreement among us.

[Remainder of the page intentionally left blank. Signature page follows.]

NEW FOUND GOLD CORP.

Per:	/s/ Craig Roberts
Name:	Craig Roberts

Title:	Chief Executive Officer & Director

Signature Page – Agency Agreement

CANACCORD GENUITY CORP.

Per:	/s/ Tom Jakubowski
Name:	Tom Jakubowski

Title:	Managing Director

Signature Page – Agency Agreement

.
BMO NESBITT BURNS INC

	Per:	/s/ Carter Hohmann
	Name:	Carter Hohmann

	Title:	Managing Director

Signature Page – Agency Agreement

DESJARDINS SECURITIES INC.

Per:	/s/ Bruno Kaiser
Name:	Bruno Kaiser

Title:	Managing Director

Signature Page – Agency Agreement

Schedule A

United States Offers and Sales

As used in this Schedule A, the following terms have the following meanings:

“affiliate” has the meaning assigned to such term under Rule 501(b) under the 1933 Act;

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Rule 902(c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Securities;

“FINRA” means the Financial Industry Regulatory Authority, Inc.;

“Foreign Issuer” means a “foreign issuer” as that term is defined in Rule 902(e) of

Regulation S;

“General Solicitation” and “General Advertising” mean “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) under the 1933 Act, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet or broadcast over radio or television or the Internet, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902(j) of Regulation S; and

“U.S. Purchaser Subscription Letter” means the U.S. Purchaser Subscription Letter in the form attached as Appendix A to the U.S. Offering Memorandum.

All other capitalized terms used but not otherwise defined in this Schedule A shall have the respective meanings given to them in the Agreement to which this Schedule A is attached.

2.         Representations, Warranties and Covenants of the Company

The Company represents, warrants, covenants and agrees to and with the Agents and the U.S. Affiliates that:

(a)	the Company is a Foreign Issuer and reasonably believes that there is no Substantial U.S. Market Interest with respect to the Securities;

(b)	neither the Company nor any of its affiliates, or any person acting on its or their behalf, have engaged or will engage in any Directed Selling Efforts in the United States or has engaged or will engage in any form of General Solicitation or General Advertising or in any conduct involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act, or have taken or will take any action provided, however, that no representation, warranty, covenant or agreement is made with respect to the Agents, the U.S. Affiliates or any person acting on their behalf or any Selling Firm;

(c)	the Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Final Prospectus will not be, an “investment company” under the 1940 Act;

(d)	the Company has not, in the past six months, directly or indirectly, solicited any offer to buy, sold or offered to sell or will, in the six months after completion of the Offering, solicit any offer to buy, sell or offer to sell any of its securities which are or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

3.         Representations, Warranties and Covenants of the Agents

Each Agent (on its own behalf and on behalf of its U.S. Affiliate, if applicable) severally (and not jointly or jointly and severally) represents, warrants, covenants and agrees to and with the Company that:

(a)	it acknowledges that the Securities have not been and will not be offered or sold within the United States except pursuant to the exemption from the registration requirements of the 1933 Act provided by Section 4(a)(2) of the 1933 Act or outside the United States in accordance with Regulation S. It has not offered or sold, and will not offer or sell, any of the Securities constituting part of its allotment except (i) outside the United States in accordance with Regulation S or (ii) in the United States, as provided in Sections 4(b) through 4(j) below. Neither it nor its affiliates, nor any persons acting on its or their behalf have engaged or will engage in any Directed Selling Efforts in the United States with respect to the Securities;

(b)	it shall require each of its U.S. Affiliates and the Selling Firms to agree for the benefit of the Company to comply with and shall ensure that each of its U.S. Affiliates and the Selling Firms complies with the same provisions of this Schedule as apply to such Agent;

(c)	all offers to sell and solicitations of offers to buy and any sales of any Securities in the United States shall be made through its U.S. Affiliate in compliance with all applicable United States state and federal broker-dealer requirements or pursuant to the exemption provided under Rule 15a-6 of the 1934 Act. Such U.S. Affiliate is a duly registered broker-dealer with the SEC under Section 15(b) of the 1934 Act and applicable state securities laws and a member in good standing of FINRA on the date hereof and at the date of any offer or sale of the Securities in the United States;

(d)	it will not, either directly or through its U.S. Affiliate, solicit offers for, or offer to sell the Securities in the United States by means of any form of General Solicitation or General Advertising or engage in any conduct involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act;

(e)	immediately prior to soliciting offerees purchasing Securities in the United States, it had reasonable grounds to believe and did believe that each offeree was a Qualified Institutional Buyer and, at the time of completion of each sale of Securities in the United States, will have reasonable grounds to believe and will believe that such purchaser is a Qualified Institutional Buyer;

(f)	on the Closing Date, each Agent (together with its U.S. Affiliate) that participated in the offer or sale of Securities in the United States will provide the Company with a certificate, substantially in the form of Appendix I to this Schedule A, relating to the manner of the offer and sale of the Securities in the United States, or will be deemed to have represented and warranted for the benefit of the Company that neither it nor its U.S. Affiliate offered or sold any Securities in the United States;

(g)	neither it, its affiliates or any person acting on its or their behalf (other than the Company, its affiliates and any person acting on its behalf, as to which no representation is made) has taken or will take, directly or indirectly, any action in violation of Regulation M under the 1934 Act in connection with the offer and sale of the Securities;

(h)	each offeree of Securities in the United States has been or shall be provided with a copy of the U.S. Offering Memorandum, and no other written material has been or shall be used in connection with the offer or sale of the Securities in the United States, other than the marketing materials and any Marketing Materials Amendment;

(i)	it will provide the Company, at least one Business Day prior to the Closing Date with a list of all purchasers of the Securities in the United States; and

(j)	prior to any sale of Securities in the United States, each such purchaser will be required to execute and deliver a U.S. Purchaser Subscription Letter.

Appendix I to Schedule A

Agent’s Certificate

In connection with the offer and sale of Securities of New Found Gold Corp. (the “Company”) in the United States pursuant to the Agency Agreement dated July 31, 2020 among the Company, and the Agents (the “Agency Agreement”), [name of Agent] (the “Agent”) and [name of U.S. affiliate of Agent], in its capacity as placement agent in the United States for the Agent (the “U.S. Affiliate”), each hereby certifies that:

(a)	all offers to sell and solicitations of offers to buy and any sales of any Securities in the United States were made through the U.S. Affiliate in compliance with all applicable United States state and federal broker-dealer requirements or pursuant to the exemption provided under Rule 15a-6 of the 1934 Act. The U.S. Affiliate is a duly registered broker-dealer with the SEC under Section 15(b) of the 1934 Act and applicable state securities laws and a member in good standing of FINRA on the date hereof and at the date of any offer or sale of the Securities in the United States;

(b)	all offers and sales of the Securities in the United States have been conducted by us in accordance with the terms of the Agency Agreement;

(c)	each offeree of Securities in the United States has been provided with a copy of the U.S. Offering Memorandum and any Offering Memorandum Amendment, as applicable, and no other written material has been used in connection with the offer or sale of the Securities in the United States, other than the marketing materials and any Marketing Materials Amendment;

(d)	immediately prior to soliciting offerees purchasing Securities in the United States it had reasonable grounds to believe and did believe that each offeree was a Qualified Institutional Buyer and, on the date hereof, it continues to believe and has reasonable grounds to believe that each purchaser is a Qualified Institutional Buyer;

(e)	no form of General Solicitation or General Advertising or Directed Selling Efforts were used by us in connection with the offer or sale of the Securities in the United States; and

(f)	neither we nor our affiliates or any person acting on our or their behalf (other than the Company, its affiliates and any person acting on its behalf, as to which no certification is made) have taken or will take, directly or indirectly, any action in relation of Regulation M under the 1934 Act in connection with the offer and sale of the Securities in the United States.

Capitalized terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

DATED this ________ day of ________________________, 2020.

Appendix I - 1

[NAME OF AGENT]	[INSERT NAME OF U.S. AFFILIATE]

By:	By:

Name:	Name:
Title:	Title:

Appendix I - 2

Schedule B

Mining Rights

MAP STAKED LICENSE NUMBER	NAME

024270M	New Found Gold Corp.[1]

024274M	New Found Gold Corp.[2]

024267M	New Found Gold Corp.[3]

022216M	New Found Gold Corp.

024136M	New Found Gold Corp.

023861M	New Found Gold Corp.

023864M	New Found Gold Corp.

023881M	New Found Gold Corp.[4]

025008M	New Found Gold Corp.

023862M	New Found Gold Corp.

024139M	New Found Gold Corp.

023721M	New Found Gold Corp.

023875M	New Found Gold Corp.[5]

023916M	New Found Gold Corp.

024031M	New Found Gold Corp.[6]

1 Unity Option license acquired pursuant to final property option agreement exercise on June 26, 2020. License transfer agreements have been signed and delivered and are submitted to the Mineral Claims Recorder for registration.

2 Unity Option license acquired pursuant to final property option agreement exercise on June 26, 2020. License transfer agreements have been signed and delivered and are submitted to the Mineral Claims Recorder for registration.

3 Unity Option license acquired pursuant to final property option agreement exercise on June 26, 2020. License transfer agreements have been signed and delivered and are submitted to the Mineral Claims Recorder for registration.

4 Unity Option license acquired pursuant to final property agreement option exercise on June 26, 2020. License transfer agreements have been signed and delivered and are submitted to the Mineral Claims Recorder for registration.

5 Unity Option license acquired pursuant to final property option agreement exercise on June 26, 2020. License transfer agreements have been signed and delivered and are submitted to the Mineral Claims Recorder for registration.

6 Unity Option license acquired pursuant to final property option agreement exercise on June 26, 2020. License transfer agreements have been signed and delivered and are submitted to the Mineral Claims Recorder for registration.

1

024264M	New Found Gold Corp.

024265M	New Found Gold Corp.

026074M	New Found Gold Corp.

024997M	New Found Gold Corp.

023866M	New Found Gold Corp.

024026M	New Found Gold Corp.[7]

024140M	New Found Gold Corp.

024268M	New Found Gold Corp.[8]

007984M	New Found Gold Corp.

023860M	New Found Gold Corp.

022491M	New Found Gold Corp.

024138M	New Found Gold Corp.

023804M	New Found Gold Corp.

024266M	New Found Gold Corp.

023720M	New Found Gold Corp.

023987M	New Found Gold Corp.[9]

024141M	New Found Gold Corp.

023962M	New Found Gold Corp.

023863M	New Found Gold Corp.

023874M	New Found Gold Corp.[10]

7 Unity Option license acquired pursuant to final property option agreement exercise on June 26, 2020. License transfer agreements have been signed and delivered and are submitted to the Mineral Claims Recorder for registration.

8 Unity Option license acquired pursuant to final property option agreement exercise on June 26, 2020. License transfer agreements have been signed and delivered and are submitted to the Mineral Claims Recorder for registration.

9 Unity Option license acquired pursuant to final property option agreement exercise on June 26, 2020. License transfer agreements have been signed and delivered and are submitted to the Mineral Claims Recorder for registration.

10 Unity Option license acquired pursuant to final property option agreement exercise on June 26, 2020. License transfer

2

024562M	New Found Gold Corp.
024566M	New Found Gold Corp.
024559M	New Found Gold Corp.
024567M	New Found Gold Corp.
024571M	New Found Gold Corp.
024560M	New Found Gold Corp.
024565M	New Found Gold Corp.
024569M	New Found Gold Corp.
025766M	New Found Gold Corp.
024568M	New Found Gold Corp.
022260M	New Found Gold Corp.
022236M	New Found Gold Corp.
022342M	New Found Gold Corp.
024570M	New Found Gold Corp.
024563M	New Found Gold Corp.
024435M	New Found Gold Corp.
023498M	New Found Gold Corp.
023495M	New Found Gold Corp.
024436M	New Found Gold Corp.
024561M	New Found Gold Corp.
024558M	New Found Gold Corp.
024557M	New Found Gold Corp.

agreements have been signed and delivered and are submitted to the Mineral Claims Recorder for registration.

3

023239M	New Found Gold Corp.

006821M	New Found Gold Corp.

030768M	New Found Gold Corp.

030740M	New Found Gold Corp.

030710M	New Found Gold Corp.

030739M	New Found Gold Corp.

030722M	New Found Gold Corp.

030716M	New Found Gold Corp.

030726M	New Found Gold Corp.

030747M	New Found Gold Corp.

030737M	New Found Gold Corp.

030727M	New Found Gold Corp.

030741M	New Found Gold Corp.

030746M	New Found Gold Corp.

030714M	New Found Gold Corp.

030733M	New Found Gold Corp.

030745M	New Found Gold Corp.

030742M	New Found Gold Corp.

030748M	New Found Gold Corp.

030752M	New Found Gold Corp.

030755M	New Found Gold Corp.

030754M	New Found Gold Corp.

030783M	New Found Gold Corp.

4

030771M	New Found Gold Corp.

030756M	New Found Gold Corp.

030763M	New Found Gold Corp.

030753M	New Found Gold Corp.

030775M	New Found Gold Corp.

030777M	New Found Gold Corp.

030765M	New Found Gold Corp.

5

Schedule C

Locked-Up Persons

5% holders:

1)	Palisades Goldcorp Ltd.

2)	2176423 Ontario Inc. (Eric Sprott)

3)	Novo Resources Corp.

Directors/Officers

1)	Collin Kettell;

2)	Craig Roberts;

3)	Denis Laviolette;

4)	Michael Kanevsky;

5)	Greg Matheson;

6)	John Anderson;

7)	Dr. Quinton Hennigh.

1

Schedule “D”

Form of Lock-Up Agreement

Canaccord Genuity Corp.

BMO Nesbitt Burns Inc.

Desjardins Securities Inc.

Re: Proposed Initial Public Offering of Common Shares of New Found Gold Corp.

Ladies & Gentlemen:

Reference is made to the prospectus dated July 31, 2020 filed by New Found Gold Corp. (the “Company”) and the agency agreement (the “Agency Agreement”) dated July 31, 2020 between Canaccord Genuity Corp., BMO Nesbitt Burns Inc. (collectively, the “Co-lead Agents”) and Desjardins Securities Inc. (collectively with the Co-Lead Agents, the “Agents”) and the Company relating to the initial public offering of common shares (“Common Shares”) in the capital of the Company at an offering price, and for gross proceeds to the Company, to be set out in the final prospectus (collectively, the “Offering”).

The undersigned is:

(A)	a senior officer or director of the Company, or an associate of a senior officer or a director of the Company, who holds Common Shares or securities convertible into, exchangeable for, or otherwise exercisable to acquire Common Shares or other securities of the Company; or

(B)	a shareholder of the Company on the date hereof who holds at least 5% of the Common Shares or other equity securities of the Company, or securities convertible into, exchangeable for, or otherwise exercisable to acquire Common Shares or other equity securities of the Company,

(all such securities in (A) and (B) collectively, and, for certainty, including any Common Shares issued to or purchased by the undersigned in the Offering, the “Locked-Up Securities”), and accordingly recognizes that the Offering will benefit the Company and the undersigned as a shareholder of the Company. The undersigned has good and marketable title to the Locked-Up Securities and acknowledges that the Co-lead Agents (on behalf of the Agents) are relying on the representations and agreements of the undersigned contained in this agreement (the “Lock-up Agreement”) in carrying out and completing the Offering.

In consideration of the foregoing, the undersigned hereby agrees that without having obtained the prior written consent of the Co-lead Agents (on behalf of the Agents), the undersigned will not, directly or indirectly, offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of, reduce its financial exposure to, or deal with the Locked-Up Securities, whether through the facilities of a stock exchange, by private placement or otherwise, and further will not publicly announce any intention to undertake any of the foregoing for a period commencing on the date of this Lock-Up Agreement and continuing through the close of trading on the date that is 180 days, following the closing date of the Offering (the “Lock-Up Period”).

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The restrictions in the foregoing paragraph shall not apply to:

(A)	transfers to affiliates of the undersigned, or to any company, trust or other entity owned by or maintained for the benefit of the undersigned;

(B)	transfers occurring by operation of law or in connection with transactions as a result of the death of the undersigned, provided that in each of (A) and (B) above, that any such transferee shall first execute a lock-up agreement in substantially the same form as this Lock-Up Agreement with respect to the Locked-Up Securities for the remainder of the Lock-Up Period;

(C)	transfers made pursuant to a bona fide take-over bid or transfers made or Locked-Up Securities cancelled as part of a similar acquisition or merger transaction (including by scheme of arrangement or similar such transaction) provided that in the event that such transaction is not completed, any Locked-Up Securities shall remain subject to the restrictions contained herein; or

(D)	transfers to any nominee or custodian where there is no change in beneficial ownership for bona fide tax planning purposes including, but not limited to, transfers to a registered retirement savings plan or to an affiliate where the Locked-Up Securities are still subject to and governed by this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof.

This Lock-Up Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. This Lock-Up Agreement shall not be assigned by the undersigned without the prior written consent of the Co-lead Agents (on behalf of the Agents). This Lock-Up Agreement is irrevocable and will be binding on the undersigned and its respective successors, heirs, personal or legal representatives and permitted assigns.

[Remainder of the page intentionally left blank. Signature page follows.]

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DATED this _______ day of _________________, 2020.

IF YOU ARE AN INDIVIDUAL (sign in front of witness):

Signature of Witness	Signature of Shareholder

Print Name of Witness	Print Name of Shareholder

Number of Shares Held ______________________

- OR -

IF YOU ARE NOT AN INDIVIDUAL (sign by authorized signatory):

Print Name of Corporation or other Entity	By:

Signature of Authorized Signatory

Title of Authorized Signatory (e.g. director, president, secretary, authorized signatory)

Number of Shares Held ______________________

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